                                                                   EXHIBIT 10.23





                                U.S. $550,000,000

                     AMENDED AND RESTATED CREDIT AGREEMENT,

                            dated as of June 19, 1998
    (amending and restating the Credit Agreement dated as of April 29, 1997),


                                      among


                               BUDGET GROUP, INC.,

                                as the Borrower,


                         CERTAIN FINANCIAL INSTITUTIONS,

                                 as the Lenders,


                           CREDIT SUISSE FIRST BOSTON,

             as a Co-Syndication Agent and the Administrative Agent,


                                       and


                     NATIONSBANC MONTGOMERY SECURITIES LLC,

             as a Co-Syndication Agent and the Documentation Agent.




                                   Arranged By
                           CREDIT SUISSE FIRST BOSTON
                      NATIONSBANC MONTGOMERY SECURITIES LLC




                                TABLE OF CONTENTS

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                                                      ARTICLE I

                                           DEFINITIONS AND ACCOUNTING TERMS

1.1.     Defined Terms............................................................................................2
1.2.     Use of Defined Terms....................................................................................46
1.3.     Cross-References........................................................................................46
1.4.     Accounting and Financial Determinations.................................................................46

                                                       ARTICLE II

                                      COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1.     Commitments.............................................................................................47
2.1.1.   Loan Commitment.........................................................................................47
2.1.2.   Commitment to Issue Letters of Credit...................................................................47
2.1.3.   Lenders Not Permitted or Required To Make Loans or Issue Letters of
                  Credit Under Certain Circumstances.............................................................47
2.2.     Reduction of the Commitment Amount......................................................................48
2.2.1.   Optional ...............................................................................................48
2.2.2.   Mandatory...............................................................................................48
2.3.     Borrowing Procedure.....................................................................................49
2.4.     Continuation and Conversion Elections...................................................................49
2.5.     Funding  ...............................................................................................50
2.6.     Loan Accounts...........................................................................................50

                                                      ARTICLE III

                                       REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.     Repayments and Prepayments..............................................................................50
3.2.     Interest Provisions.....................................................................................52
3.2.1.   Rates    ...............................................................................................52
3.2.2.   Post-Maturity Rates.....................................................................................52
3.2.3.   Payment Dates...........................................................................................53
3.2.4.   Interest Rate Determination.............................................................................53
3.3.     Fees     ...............................................................................................54
3.3.1.   Commitment Fees.........................................................................................54
3.3.2.   Arrangement Fees........................................................................................54
3.3.3.   Administrative Agent's Fee..............................................................................54

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3.3.4.   Letter of Credit Face Amount Fee........................................................................54
3.3.5.   Letter of Credit Issuing Fee............................................................................54
3.3.6.   Letter of Credit Administrative Fee.....................................................................55

                                                    ARTICLE IV

                                                 LETTERS OF CREDIT

4.1.     Issuance Requests.......................................................................................55
4.2.     Issuances and Extensions................................................................................56
4.3.     Expenses ...............................................................................................56
4.4.     Other Lenders' Participation............................................................................56
4.5.     Disbursements...........................................................................................57
4.6.     Reimbursement...........................................................................................58
4.7.     Deemed Disbursements....................................................................................58
4.8.     Nature of Reimbursement Obligations.....................................................................59
4.9.     Indemnity...............................................................................................60
4.10.    Borrower's Guaranty of Reimbursement Obligations of its Subsidiaries....................................60
4.10.1.  Guaranty ...............................................................................................60
4.10.2.  Acceleration of Guaranty................................................................................61
4.10.3.  Guaranty Absolute, etc..................................................................................61
4.10.4.  Reinstatement, etc......................................................................................62
4.10.5.  Waiver, etc.............................................................................................62
4.10.6.  Postponement of Subrogation, etc........................................................................63
4.10.7.  Successors, Transferees and Assigns; Transfers of Notes, etc............................................63
4.11.    No Bankruptcy Petition Against TFFC and Budget Funding Corporation......................................64
4.12.    Original Letters of Credit..............................................................................64

                                                     ARTICLE V

                                  CERTAIN EUROCURRENCY RATE AND OTHER PROVISIONS

5.1.     Eurocurrency Rate Lending Unlawful......................................................................65
5.2.     Deposits Unavailable....................................................................................65
5.3.     Increased Eurocurrency Loan Costs, etc..................................................................65
5.4.     Funding Losses..........................................................................................66
5.5.     Increased Capital Costs.................................................................................66
5.6.     Taxes    ...............................................................................................67
5.7.     Payments, Computations, etc.............................................................................68
5.8.     Sharing of Payments.....................................................................................68
5.9.     Setoff   ...............................................................................................69

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5.10.    Substitution of Lender..................................................................................69

                                                    ARTICLE VI

                                               CONDITIONS PRECEDENT

6.1.     [INTENTIONALLY OMITTED.]................................................................................70
6.2.     All Credit Extensions...................................................................................70
6.2.1.   Compliance with Warranties, No Default, etc.............................................................70
6.2.2.   Credit Request..........................................................................................71
6.2.3.   Satisfactory Legal Form.................................................................................71

                                                    ARTICLE VII

                                          REPRESENTATIONS AND WARRANTIES

7.1.     Organization, etc.......................................................................................72
7.2.     Due Authorization, Non-Contravention, etc...............................................................72
7.3.     Government Approval, Regulation, etc....................................................................73
7.4.     Validity, etc...........................................................................................73
7.5.     Financial Information; Absence of Undisclosed Liabilities...............................................73
7.6.     No Material Adverse Change; Absence of Undisclosed Liabilities..........................................74
7.7.     Litigation, Labor Controversies, etc....................................................................74
7.8.     Subsidiaries............................................................................................74
7.9.     Ownership of Properties.................................................................................74
7.10.    Taxes ..................................................................................................74
7.11.    Pension and Welfare Plans...............................................................................75
7.12.    Environmental Warranties................................................................................75
7.13.    Intellectual Property...................................................................................77
7.14.    Regulations U and X.....................................................................................77
7.15.    Accuracy of Information.................................................................................77
7.16.    Stock Purchase Agreements and Senior Note Purchase Agreements...........................................77
7.17.    Senior Indebtedness, etc................................................................................78
7.18.    No Burdensome Restrictions..............................................................................78
7.19.    Year 2000 Compatibility.................................................................................79
7.20.    Solvency ...............................................................................................79

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                                                   ARTICLE VIII

                                                     COVENANTS

8.1.     Affirmative Covenants...................................................................................79
8.1.1.   Financial Information, Reports, Notices, etc............................................................79
8.1.2.   Compliance with Laws, Material Agreements, etc..........................................................82
8.1.3.   Maintenance of Properties...............................................................................83
8.1.4.   Insurance...............................................................................................83
8.1.5.   Books and Records.......................................................................................83
8.1.6.   Environmental Covenant..................................................................................83
8.1.7.   Use of Proceeds.........................................................................................84
8.1.8.   Debt Tender Offer and Consent Solicitation..............................................................84
8.1.9.   Future Subsidiaries.....................................................................................84
8.2.     Negative Covenants......................................................................................86
8.2.1.   Business Activities.....................................................................................86
8.2.2.   Indebtedness............................................................................................86
8.2.3.   Liens    ...............................................................................................89
8.2.4.   Financial Condition.....................................................................................90
8.2.5.   Investments.............................................................................................92
8.2.6.   Restricted Payments, etc................................................................................93
8.2.7.   Capital Expenditures, etc...............................................................................94
8.2.8.   Take or Pay Contracts...................................................................................95
8.2.9.   Consolidation, Merger, etc..............................................................................95
8.2.10.  Asset Dispositions, etc.................................................................................96
8.2.11.  Modification of Certain Agreements......................................................................96
8.2.12.  Transactions with Affiliates............................................................................97
8.2.13.  Negative Pledges, Restrictive Agreements, etc...........................................................97
8.2.14.  Ability to Amend; Restrictive Agreements................................................................98
8.2.15.  Accounting Changes......................................................................................98
8.2.16.  Tax Sharing Arrangements................................................................................98

                                                    ARTICLE IX

                                                 EVENTS OF DEFAULT

9.1.     Listing of Events of Default............................................................................98
9.1.1.   Non-Payment of Obligations..............................................................................98
9.1.2.   Breach of Warranty......................................................................................98
9.1.3.   Non-Performance of Certain Covenants and Obligations....................................................98
9.1.4.   Non-Performance of Other Covenants and Obligations......................................................98
9.1.5.   Default on Other Indebtedness, etc......................................................................99
9.1.6.   Judgments...............................................................................................99
9.1.7.   Pension Plans...........................................................................................99
9.1.8.   Change in Control......................................................................................100

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9.1.9.   Bankruptcy, Insolvency, etc............................................................................100
9.1.10.  Impairment of Security, etc............................................................................101
9.2.     Action if Bankruptcy...................................................................................101
9.3.     Action if Other Event of Default.......................................................................101

                                                  ARTICLE X

                                                  THE AGENTS

10.1.    Actions  ..............................................................................................102
10.2.    Funding Reliance, etc..................................................................................102
10.3.    Exculpation............................................................................................103
10.4.    Successor..............................................................................................103
10.5.    Credit Extensions by Agents............................................................................103
10.6.    Credit Decisions.......................................................................................104
10.7.    Copies, etc............................................................................................104

                                                 ARTICLE XI

                                          MISCELLANEOUS PROVISIONS

11.1.    Waivers, Amendments, etc...............................................................................104
11.2.    Notices  ..............................................................................................106
11.3.    Payment of Costs and Expenses..........................................................................106
11.4.    Indemnification........................................................................................106
11.5.    Survival ..............................................................................................107
11.6.    Severability...........................................................................................108
11.7.    Headings ..............................................................................................108
11.8.    Execution in Counterparts, Effectiveness, etc..........................................................108
11.9.    Governing Law; Entire Agreement........................................................................108
11.10.   Successors and Assigns.................................................................................108
11.11.   Sale and Transfer of Loans and Notes; Participations in Loans and Notes................................108
11.11.1. Assignments............................................................................................109
11.11.2. Participations.........................................................................................110
11.12.   Other Transactions.....................................................................................111
11.13.   Independence of Covenants..............................................................................111
11.14.   Forum Selection and Consent to Jurisdiction............................................................111
11.15.   Waiver of Jury Trial...................................................................................112

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 19, 1998 (amending and restating the Credit Agreement dated as of April 29, 1997, as amended through the date hereof), among BUDGET GROUP, INC., a Delaware corporation ("Budget" or the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), CREDIT SUISSE FIRST BOSTON ("Credit Suisse First Boston"), as a co-syndication agent (in such capacity, a "Co-Syndication Agent"), a co-arranger (in such capacity, a "Co-Arranger") and the administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and NATIONSBANC MONTGOMERY SECURITIES LLC, as a co-syndication agent (in such capacity, a "Co-Syndication Agent" and, together with Credit Suisse First Boston, the "Co-Syndication Agents"), a co-arranger (in such capacity, a "Co-Arranger" and, together with Credit Suisse First Boston, the "Co-Arrangers") and the documentation agent (in such capacity, the "Documentation Agent") for the Lenders.


                              W I T N E S S E T H:

         WHEREAS, Budget Rent A Car Corporation, a Delaware corporation and a direct Wholly Owned Subsidiary (capitalized terms used in these recitals to have the meanings set forth in Section 1.1 below) of the Borrower ("BRACC") has, pursuant to the Assignment and Amendment Agreement (as defined below), transferred all of its rights and obligations under the Credit Agreement, dated as of April 29, 1997, among BRACC (as borrower), Budget (as guarantor), the lenders party thereto and the Agents (as in effect immediately prior to the effectiveness of this Agreement, the "Original Credit Agreement") and the Notes (as defined in the Original Credit Agreement and in effect immediately prior to the effectiveness of this Agreement) to Budget;

         WHEREAS, the Borrower is engaged directly and through its various Subsidiaries in the business of (a) renting worldwide for general use passenger automobiles, motorcycles, sport utility vehicles, vans, buses, truck campers, trucks and motor homes, (b) selling in the United States late model automobiles, vans and trucks and (c) franchising the foregoing rental business to other Persons;

         WHEREAS, pursuant to (a) the Stock Purchase Agreement, dated as of January 13, 1997, between BRACC and Budget (as so originally executed and delivered, the "Budget Stock Purchase Agreement"), (b) the Preferred Stock Purchase Agreement, dated as of January 13, 1997, between Ford Motor Company and Budget (as so originally executed and delivered, the "Preferred Stock Purchase Agreement") and (c) the Stock Purchase Agreement, dated as of January 13, 1997, between John J. Nevin and Budget (as so originally executed and delivered, the "Common Stock Purchase Agreement", and, together with the Budget Stock Purchase Agreement and the Preferred Stock Purchase Agreement, the "Stock Purchase Agreements"), Budget acquired the Capital Stock of BRACC and purchased certain Indebtedness of BRACC for approximately $275,000,000 in cash and the issuance of shares of a new series of non-dividend paying, non-voting convertible preferred stock of Budget (the "BRACC Acquisition");

         WHEREAS, in connection with the BRACC Acquisition, Budget arranged for the refinancing of approximately $850,500,000 of indebtedness under various vehicle financing facilities of BRACC and its Subsidiaries pursuant to, among other things, a rental car asset-backed commercial paper program (the "CP Program") through a special purpose, bankruptcy remote, Wholly Owned Subsidiary of BRACC ("Budget Funding Corporation");

         WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which

                  (a) Loans will be made to the Borrower from time to time prior to the Loan Commitment Termination Date; and

                  (b) Letters of Credit will be issued by the Issuer for the account of the Borrower and certain of its Subsidiaries and under the several responsibilities of the Lenders from time to time prior to the Letter of Credit Commitment Termination Date;

in maximum aggregate principal amount for Loans and Stated Amount for Letters of Credit outstanding at any one time not to exceed in the aggregate $550,000,000;

         WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article VI), to extend such Commitments, make such Loans to the Borrower and issue and participate in such Letters of Credit; and

         WHEREAS, the proceeds

                  (a) of such Loans will be used for general corporate purposes of the Borrower and its Subsidiaries; and

                  (b) of such Letters of Credit will be used by the Borrower and its Subsidiaries

                           (i) as credit and/or liquidity enhancement for
                  commercial paper or similar fleet financing programs (including the CP Program) (the "Enhancement Letters of Credit") and

                           (ii) for other general corporate purposes (the
                  "General Letters of Credit");

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ABR Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Account Debtor" is defined in clause (d) of the definition of "Eligible Receivable".

         "Account Party" means (a) the Borrower, (b) in the case of the CP Enhancement Letter of Credit, Budget Funding Corporation, and (c) any Subsidiary Guarantor or SPC for the account of which a Letter of Credit is issued in accordance with Article IV.

         "Adjusted Debt" means, at any time, the sum of (a) Non-Vehicle Debt at such time plus (b) the maximum amount available for drawing under each letter of credit constituting Indebtedness of the Borrower or any of its Subsidiaries and which provides credit enhancement or liquidity enhancement to a commercial paper or other fleet financing program (including Enhancement Letters of Credit), whether or not drawn and whether or not any conditions to drawing can then be met at such time.

         "Adjusted EBITDA" means, for any applicable period, the excess of

                  (a) EBITDA for such period

over

                  (b) to the extent added in arriving at such EBITDA, the sum of
         (i) the aggregate amount of depreciation in respect of Vehicles during such period plus (ii) Vehicle Interest Expense during such period.

         "Adjusted Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

                  (a) Net Adjusted Debt as at the last day of such Fiscal
         Quarter;

to

                  (b) Adjusted EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 10.4.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agents" means the Co-Syndication Agents, the Documentation Agent and the Administrative Agent.

         "Aggregate Interest Expense" is defined in clause (a) of the definition of "Non-Vehicle Interest Expense".

         "Agreement" means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Amendment Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all ABR Loans, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently established by Credit Suisse First Boston at its principal office in New York, New York as its prime rate for Dollar loans; and

                  (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2%.

If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of "Federal Funds Rate", the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Credit Suisse First Boston in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as ABR Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "Amendment Effective Date" means the date this Agreement becomes effective pursuant to the terms and conditions of the Assignment and Amendment Agreement.

         "Amendment Effective Date Certificate" means the certificate executed and delivered by the Borrower pursuant to Section 4.12 of the Assignment and Amendment Agreement, substantially in the form of Exhibit I hereto.

         "Applicable Commitment Fee" means, as of any date, a per annum fee on the average daily unused portion of the Commitment Amount determined pursuant to the following pricing grid (expressed in basis points), subject to the provisions of this definition set forth below:

                                  PRICING GRID

                                                      APPLICABLE
         ADJUSTED LEVERAGE RATIO                    COMMITMENT FEE
         -----------------------                    --------------
                 X >= 2.0                                 37.5
           X >= 1.0, but < 2.0                            30.0
           X >= 0.75, but < 1.0                           25.0
                 X < 0.75                                 20.0

         The Applicable Commitment Fee on the average daily unused portion of the Commitment Amount, at any time from and including the Amendment Effective Date to (but not including) the date on which the Administrative Agent receives the Compliance Certificate for the Fiscal Quarter ending on or about December 31, 1998, shall be 37.5 basis points per annum at such time.

         The Applicable Commitment Fee, at any time from and after the date on which the Administrative Agent receives the Compliance Certificate for the Fiscal Quarter ending on or about December 31, 1998, on the average daily unused portion of the Commitment Amount, shall be determined pursuant to the Pricing Grid above at such time. At all times that the Applicable Commitment Fee is determined by reference to the Pricing Grid, "X" refers to the Adjusted Leverage Ratio, which ratio shall be determined based upon the Compliance Certificate delivered pursuant to clause (c) of Section 8.1.1 and shall remain in effect until such time as the next Compliance Certificate shall be delivered (and, at such time, the Applicable Commitment Fee shall change based on such next Compliance Certificate); provided, however, that, if any such Compliance Certificate is not delivered to the Administrative Agent on or prior to the date required pursuant to clause (c) of Section 8.1.1, the Applicable Commitment Fee from and including the date on which such Compliance Certificate was required to be delivered to but not including the actual date of delivery of such Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee.

         "Applicable Margin" means, with respect to any Loan of any type, as of any date, the rate per annum determined pursuant to the following pricing grid (expressed in basis points), subject to the provisions of this definition set forth below:

                                  PRICING GRID

                                      EUROCURRENCY LOAN               ABR LOAN
 ADJUSTED LEVERAGE RATIO              APPLICABLE MARGIN           APPLICABLE MARGIN
 -----------------------              -----------------           -----------------
         X >= 3.5                            225                         125
   X >= 3.0, but < 3.5                       200                         100
   X >= 2.0, but < 3.0                       175                          75
   X >= 1.0, but < 2.0                       150                          50
   X >= 0.75, but < 1.0                      125                          25
         X < 0.75                            100                           0

         The Applicable Margin, at any time from and including the Amendment Effective Date until the date on which the Administrative Agent receives the Compliance Certificate for the Fiscal Quarter ending on or about December 31, 1998, for the Loans shall be 175 basis points as to Eurocurrency Loans and 75 basis points as to ABR Loans at such time.

         The Applicable Margin, at any time from and after the date on which the Administrative Agent receives the Compliance Certificate for the Fiscal Quarter ending on or about December 31, 1998, for Loans, shall be determined pursuant to the Pricing Grid above at such time. At all times that the Applicable Margin is determined by reference to the Pricing Grid, "X" refers to the Adjusted Leverage Ratio, which ratio shall be determined based upon the Compliance Certificate delivered pursuant to clause (c) of Section 8.1.1 and shall remain in effect until such time as the next Compliance Certificate shall be delivered (and, at such time, the Applicable Margin shall change based on such next Compliance Certificate); provided, however, that, if any such Compliance Certificate is not delivered to the Administrative Agent on or prior to the date required pursuant to clause (c) of Section 8.1.1, the Applicable Margin for Loans from and including the date on which such Compliance Certificate was required to be delivered to but not including the actual date of delivery of such Compliance Certificate shall conclusively equal the highest Applicable Margin for Loans set forth above.

         "Assignee Lender" is defined in Section 11.11.1.

         "Assignment and Amendment Agreement" means the Assignment, Assumption and Amendment Agreement, dated as of June 19, 1998, among BRACC, Budget, the lenders under the Original Credit Agreement, the Lenders as of the Amendment Effective Date and the Agents.

         "Authorized Officer" means, relative to the Borrower and any other Obligor, those of its officers or managing members (in the case of a limited liability company) whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 6.1.1 of the Original Credit Agreement or Section 4.2 of the Assignment and Amendment Agreement; provided that, with respect to calculations relating to the financial covenants or the Borrowing Base Amount or any component thereof or the delivery of financial statements and related financial reports, Compliance Certificates, Borrowing Base Certificates or any certificates evidencing whether an adverse tax consequence would arise as a result of the Borrower's or any other Obligor's compliance with a provision hereof (including the proviso to clause (b) of Section 8.1.9) or any other Loan Document, "Authorized Officer" means an Authorized Officer that is the chief financial officer, chief accounting officer, treasurer or controller of the Borrower or such other Obligor, as the case may be, or any other Authorized Officer of Borrower or such other Obligor, as the case may be, whose authority and responsibilities include substantially the same authority and responsibilities as any of the foregoing.

         "Base Indenture" means the Amended and Restated Base Indenture, dated as of December 1, 1996, among TFFC, the Borrower and Bankers Trust Company, as in effect on the date hereof.

         "Borrower" is defined in the preamble.

         "Borrower Pledge Agreement" means that certain Parent Pledge Agreement (as defined in and executed and delivered pursuant to the Original Credit Agreement and in effect immediately prior to effectiveness of this Agreement), dated as of the Closing Date, as amended and restated in the form of the Amended and Restated Borrower Pledge Agreement attached as Exhibit F-1 hereto and dated as of the Amendment Effective Date, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Borrower Security Agreement" means that certain Parent Security Agreement (as defined in and executed and delivered pursuant to the Original Credit Agreement and in effect immediately prior to effectiveness of this Agreement), dated as of the Closing Date, as amended and restated in the form of the Amended and Restated Borrower Security Agreement attached as Exhibit G-1 hereto and dated as of the Amendment Effective Date, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Borrowing" means the Loans of the same type and, in the case of Eurocurrency Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.1.

      "Borrowing Base Amount" means, at any time, an amount equal to the sum of:

                  (a)  85% of Eligible Receivables at such time;

plus

                  (b) 100% of Eligible Cash and Cash Equivalent Investments at such time;

plus

                  (c) the sum of (i) 90% of the Net Book Value of all Eligible Repurchase Vehicles at such time and (ii) 85% of the Non-Repurchase Value of all Eligible Non-Repurchase Vehicles at such time;

plus

                  (d) on or prior to the date financial statements with respect to the second Fiscal Quarter of the 1998 Fiscal Year have been delivered by the Borrower pursuant to Section 8.1.1, $221,500,000, and, thereafter, 35% of the Net Worth of the Borrower as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1, financial statements have been delivered by the Borrower; provided that in no event shall the amount added to the Borrowing Base Amount pursuant to this clause (d) exceed the sum of the preceding clauses (a) through (c);

provided, however, that, at any time during an Investment Grade Period or on or subsequent to the Collateral Release Date, the Borrowing Base Amount shall be deemed to equal the Commitment Amount then in effect.

         "Borrowing Base Certificate" means a certificate duly completed and executed by an Authorized Signatory of the Borrower, substantially in the form of Exhibit E hereto; provided, however, that the Administrative Agent may

                  (a) at any time specify changes to such form for the purpose of monitoring or clarifying the Borrower's compliance with the Borrowing Base Amount; and

                  (b) from time to time review computations of the Borrowing Base Amount submitted by the Borrower pursuant to Section 4.16 of the Assignment and Amendment Agreement and clause (f) of Section 8.1.1 and, if in the Administrative Agent's reasonable opinion, the computation in any Borrowing Base Certificate of the Borrowing Base Amount shall not have been computed in accordance with its definition, the Administrative Agent shall have the right to adjust such computation so long as written notice of such adjustment is provided to the Borrower.

         "Borrowing Request" means a Loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-1 hereto.

         "BRACC" is defined in the preamble.

         "BRACC Acquisition" is defined in the third recital.

         "Budget" is defined in the preamble.

         "Budget Capital" means Budget Group Capital Trust, a Delaware business trust.

         "Budget Capital Trust Documents" means, collectively, the Amended and Restated Declaration of Trust dated as of June 19, 1998, among the Borrower, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the other trustees named therein, including the terms of the Convertible Preferred Securities (and the Common Securities referred to therein) annexed to such Amended and Restated Declaration of Trust, and the certificates evidencing the Convertible Preferred Securities (and such Common Securities).

         "Budget Funding Corporation" is defined in the fourth recital.

         "Business Acquisition" means the acquisition, by purchase or otherwise, of all or substantially all of the assets (or any part of the assets constituting all or substantially all of a business or line of business) of any Person, whether such acquisition is direct or indirect, including through the acquisition of the business of, or Capital Stock of, such Person.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, converting, prepaying or repaying of any Eurocurrency Loans, any day described in clause (a) above on which dealings in Dollars are carried on in the London interbank market.

         "Canadian Dollars" and the symbol "Cdn$" means the lawful currency of Canada.

         "Capital Expenditures" means, for any period, the sum of

                  (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                  (b) the aggregate amount of all Capitalized Lease Liabilities incurred during such period.

         "Capital Stock" means with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or equity, whether now outstanding or issued after the date hereof, including all common stock, preferred stock, partnership interests, trust certificates and member interests.

         "Capitalized Cost" of a Pledged Vehicle means the costs and expenses incurred by the Borrower in connection with the acquisition of such Pledged Vehicle as established by the invoice delivered in connection with such Pledged Vehicle.

         "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other

Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and, with respect to any such leasing or similar arrangement, the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Equivalent Investment" means, at any time, High Quality Investments maturing not more than 270 days after such time.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of property of the Borrower or any of its Subsidiaries.

         "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by or on behalf of the Borrower or any of its Subsidiaries in connection with such Casualty Event (provided that, in the event the aggregate amount of such proceeds or awards resulting from such Casualty Event do not exceed $1,000,000, such proceeds or awards shall not constitute Casualty Proceeds), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first-priority Lien permitted by Section 8.2.3 on the property which is the subject of such Casualty Event (including Vehicles securing Vehicle
Debt).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means:

                  (a) any Person other than the Borrower shall own any Capital Stock of BRACC or Ryder or otherwise have the ability to elect any members of the board of directors of BRACC or Ryder;

                  (b) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), excluding Sanford Miller, John
         D. Kennedy, Jeffrey D. Congdon or any Wholly Owned Subsidiary or Related Person of any one or more of them, (i) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the total then outstanding voting power of the Voting Stock of the Borrower or (ii) has the right or the ability by voting right, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower;

                  (c) during any period of twenty-four months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors, or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 50% or more of the board of directors then in office;

                  (d) any Person or two or more Persons acting in concert (in any such case, excluding Sanford Miller, John D. Kennedy, Jeffrey D. Congdon or any Wholly Owned Subsidiary of any one or more of them) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to direct or control, directly or indirectly, the management or policies of the Borrower, BRACC or Ryder; or

                  (e) a "Change of Control" under the Series A Notes, the Series B Notes or any other Subordinated Debt shall have occurred.

         "Closing Date" means April 29, 1997, the date on which Credit Extensions were first made under the Original Credit Agreement.

         "Co-Arranger" and "Co-Arrangers" are defined in the preamble.

         "Co-Syndication Agent" and "Co-Syndication Agents" are defined in the preamble.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Collateral Agency Agreement" means that certain Collateral Agency Agreement, dated as of March 13, 1998, among BRACC, as grantor, TFFC, as nominee titleholder, the Collateral Agent, not in its individual capacity but solely as collateral agent for the Administrative Agent, and the Administrative Agent that was executed and delivered pursuant to the Third Amendment (as defined in the Original Credit Agreement), a conformed copy of which is attached as Exhibit L hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Collateral Agent" means Bankers Trust Company, in its capacity as collateral agent under the Collateral Agency Agreement, and its successors thereunder.

         "Collateral Release Date" means any date on which (a) the long-term senior unsecured debt of the Borrower is rated BBB- (or better) by S&P and Baa3 (or better) by Moody's, (b) no Default has occurred and is then continuing, (c) the Borrower has provided the Administrative Agent with evidence reasonably satisfactory to the Administrative Agent of the existence of such ratings and
(d) the Borrower has provided written notice to the Administrative Agent that the Collateral (as defined in any Loan Document) shall be released as a result of such ratings.

         "Commitment" means, as the context may require, a Lender's Loan Commitment and/or Letter of Credit Commitment.

         "Commitment Amount" means, on any date, $550,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Commitment Termination Event" means

                  (a) the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the
                  Loans to be due and payable pursuant to Section 9.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit D hereto, together with such changes thereto as the Administrative Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

         "Consent Solicitation" is defined in the Assignment and Amendment Agreement.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Convertible Preferred Securities" is defined in the Assignment and Amendment Agreement.

         "CP Enhancement Letter of Credit" means the Letter of Credit, dated as of the Closing Date, of Credit Suisse First Boston, issued pursuant to the terms hereof and of the CP Enhancement Letter of Credit Application and Agreement.

         "CP Enhancement Letter of Credit Application and Agreement" means the Letter of Credit Reimbursement Agreement, dated as of the Closing Date, among BRACC, Budget Funding Corporation, the Issuer and the Lessees from time to time designated thereunder.

         "CP Program" is defined in the fourth recital.

         "Credit Extension" means and includes (a) the advancing of any Loans by the Lenders in connection with a Borrowing, and (b) any issuance or extension by the Issuer of a Letter of Credit (including any increase in the Stated Amount thereof).

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Credit Suisse First Boston" is defined in the preamble.

         "Cruise America Acquisition" means the merger on February 27, 1998 of CA Acquisition Corporation, a Wholly Owned Subsidiary of Budget, with and into Cruise America, Inc., as a result of which Cruise America, Inc. became a Wholly Owned Subsidiary of Budget, as more fully described in the Proxy Statement/Prospectus of Cruise America, Inc. and Budget, dated December 29, 1997.

         "Debt Tender Offer" is defined in the Assignment and Amendment
Agreement.

         "Debt Tender Offer/Consent Solicitation Documents" is defined in the Assignment and Amendment Agreement.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Demand Capitalization Note I" means the promissory note dated as of the Closing Date, issued by BRACC to TFFC.

         "Demand Capitalization Note II" means the promissory note dated as of the Amendment Effective Date, issued by the Borrower to TFFC in connection with the Rental Car Asset Backed Notes, Series 1998-2, issued pursuant to the MTN Issuance (as defined in the Assignment and Amendment Agreement).

         "Demand Capitalization Note III" means the promissory note dated as of the Amendment Effective Date, issued by the Borrower to TFFC in connection with the Rental Car Asset Backed Notes, Series 1998-3, issued pursuant to the MTN Issuance (as defined in the Assignment and Amendment Agreement).

         "Demand Capitalization Note IV" means the promissory note dated as of the Amendment Effective Date, issued by the Borrower to TFFC in connection with the Rental Car Asset Backed Notes, Series 1998-4, issued pursuant to the MTN Issuance (as defined in the Assignment and Amendment Agreement).

         "Depreciation Charges" means, (a) with respect to any Pledged Vehicle that is an Eligible Repurchase Vehicle, the scheduled monthly depreciation charge set forth by the Manufacturer in its Repurchase Program for such Pledged Vehicle calculated on a daily basis and (b) with respect to any Pledged Vehicle that is a Non-Repurchase Vehicle, the monthly depreciation charge set forth in the related Depreciation Schedule. If such charge is expressed as a percentage, the Depreciation Charges for such Pledged Vehicle shall be such percentage multiplied by the Capitalized Cost for such Vehicle, calculated on a daily basis. For any Pledged Vehicle not held for a full Related Month in the month of acquisition or disposition, the Depreciation Charges shall be prorated by multiplying the otherwise applicable Depreciation Charges by a fraction, the numerator of which is the number of days from the date depreciation commences (in accordance with the applicable Repurchase Program, if such Pledged Vehicle is an Eligible Repurchase Vehicle) with respect to such Pledged Vehicle to the first day of the next month and the denominator of which is the number of days in such month. For the month in which an Eligible Repurchase Vehicle is turned back to the applicable Manufacturer, the Depreciation Charges shall be prorated by multiplying the otherwise applicable Depreciation Charges by a fraction, the numerator of which is the number of days from the first day of such month to the Turnback Date for such Pledged Vehicle and the denominator of which is the number of days in such month. In the event a Pledged Vehicle is sold to a third party, the Depreciation Charges shall be prorated by multiplying the otherwise applicable Depreciation Charges by a fraction, the numerator of which is the number of days from the first day of such month to the date proceeds were received on the sale of such Pledged Vehicle and the denominator of which is the number of days in such month.

         "Depreciation Schedule" means, with respect to a Non-Repurchase Vehicle, a schedule of estimated monthly depreciation prepared by the Servicer in accordance with GAAP and revised from time to time in the Servicer's sole discretion.

         "Determination Date" means the second Business Day prior to each Reference Date.

         "Disbursement Date" is defined in Section 4.5.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Administrative Agent and the Required Lenders.

         "Distribution" means, with respect to any Person, any dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of such Person or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of such Person, other than dividends or distributions payable in the common stock (other than Redeemable Capital Stock) of such Person or warrants or options to purchase such common stock or split-ups or reclassifications of its Capital Stock into additional or other shares of such common stock.

         "Documentation Agent" is defined in the preamble.

         "Dollar" and the symbol "$" mean the lawful currency of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such opposite its name in Schedule II hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing ABR Loans.

         "EBITDA" means, for any applicable period, the sum for such period of

                  (a) Net Income (excluding therefrom (i) the effect of any non-cash gains (or non-cash losses), (ii) any write-up in the value of any asset, (iii) the income (or losses) of any Person (other than the Borrower or any other Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to (or the amount of contributions to capital actually made in cash by) the Borrower or any of its Subsidiaries by (or in) such Person during such period, (iv) except where the provisions hereof expressly require a pro forma determination, the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or the date that such other Person's assets are acquired by the Borrower or any of its Subsidiaries and (v) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary)

plus

                  (b) to the extent deducted in arriving at such Net Income, the sum, without duplication, of (i) Aggregate Interest Expense, plus (ii) taxes computed on the basis of income plus (iii) the aggregate amount of depreciation and amortization of tangible and intangible assets.

         "Effective Date" means the date the Original Agreement became effective pursuant to Section 12.8 thereof.

         "Eligible Assignee" means a lending institution at the time of any proposed assignment having (a) total assets in excess of $1,000,000,000 which is organized under the laws of the United States, or any state thereof or any other country which is a member of the OECD, or a political subdivision of any such country (provided that such bank is acting through a branch or agency located in the country in which it is organized, another country which is also a member of the OECD or in the Cayman Islands) and (b) unless the Administrative Agent and the Issuer otherwise agree, long-term unsecured debt ratings of BBB- (or better) from S&P and Baa3 (or better) from Moody's; provided, however, that neither the Borrower nor any of its Affiliates shall qualify as an Eligible Assignee.

         "Eligible Cash and Cash Equivalent Investments" means, at any time of determination thereof, cash or Cash Equivalent Investments of the Borrower or any Subsidiary of the Borrower that is a Subsidiary Guarantor as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent (which requirements shall be deemed to have been fulfilled to the reasonable satisfaction of the Administrative Agent unless the Administrative Agent shall have otherwise notified the Borrower in writing):

                  (a) such cash or Cash Equivalent Investments are held free and clear of all Liens, other than the Liens in favor of the Administrative Agent for the benefit of the Lenders, by the Administrative Agent or a third party acting solely as agent for the Administrative Agent pursuant to a written agreement (provided that such third party is (i) a Federal Reserve bank, (ii) a bank which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less than $250,000,000 or (iii) a bank approved in writing for such purposes by the Required Lenders);

                  (b) the Administrative Agent has a security interest in such cash or Cash Equivalent Investments, which security interest is, under applicable law, (i) legal, valid and binding and (ii) perfected and first priority (or, if such applicable law would not characterize security interests in any deposit account in which the holder of such security interest has rights senior to any other Person that obtains a judicial lien on, or execution against, such deposit account or obtains a lien thereon granted by the holder of such deposit account as "perfected" or "first priority", the Administrative Agent has rights with respect to such cash or Cash Equivalent Investments that is senior to any such Person);

                  (c) the Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien in such cash or Cash Equivalent Investments to the Administrative Agent;

                  (d) such cash or Cash Equivalent Investment is in Dollars (or in Canadian Dollars, to the extent such cash or Cash Equivalent Investments in Canadian Dollars does not exceed Cdn $5,000,000);

                  (e) such cash or Cash Equivalent Investments is held in an account subject to a Deposit Account Agreement (as defined in the Borrower Security Agreement); and

                  (f) if such cash or Cash Equivalent Investment is subject to any dispute, setoff, counterclaim or other claim or defense on the part of the obligor thereunder or the party holding such asset, the portion of such cash or Cash Equivalent Investment so subject shall be excluded from Eligible Cash and Cash Equivalent Investments;

provided, however, that cash or Cash Equivalent Investments that would otherwise be Eligible Cash and Cash Equivalent Investments but for the requirement in clause (b)(ii) above or the requirement in clause (e) above shall be deemed to be Eligible Cash and Cash Equivalent Investments to the extent such cash or Cash Equivalent Investments does not exceed in the aggregate $15,000,000.

         "Eligible Manufacturer" means any of the following: Chrysler Corporation, Ford Motor Company/Jaguar, General Motors Corporation, Mazda Motors of America, Inc., Nissan Motors Corporation in U.S.A., Inc., Toyota Motor Sales, U.S.A., Inc., Volkswagen of America, Honda Motor Company, Hyundai Motor Company Ltd., Subaru of America, SAAB Automobile, Navistar International, Isuzu Motors Ltd., Bavarian Motor Works, Mercedes Benz AG, Porsche AG and Volvo AB; provided that no Manufacturer will be deemed an Eligible Manufacturer if a Manufacturer Event of Default has occurred and is continuing with respect to such Manufacturer.

         "Eligible Non-Repurchase Vehicle" means any Non-Repurchase Vehicle (a) that is a Pledged Vehicle, (b) the Manufacturer of which is an Eligible Manufacturer and (c) with respect to which (i) the Collateral Agent is noted as the first priority lienholder on the certificate of title therefor or (ii) the certificate of title has been submitted to the appropriate state authorities for such notation; provided, however, if the actions provided in clause (i) or (ii) are not sufficient in any state to cause the lien of the Collateral Agent upon such vehicle to be a perfected first priority lien, then in order for a Non-Repurchase Vehicle titled in such state to be an "Eligible Non-Repurchase Vehicle", such action as is required to cause the lien or the Collateral Agent to be a perfected first priority lien shall have been taken by the Borrower.

         "Eligible Receivable" means, at any time of determination thereof, any Receivable of the Borrower or any Subsidiary of the Borrower that is a Subsidiary Guarantor (other than an Excluded Receivable) as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Administrative Agent (which requirements shall be deemed to have been fulfilled to the reasonable satisfaction of the Administrative Agent unless the Administrative Agent shall have otherwise notified the Borrower in writing):

                  (a) the Borrower or such Subsidiary has lawful and absolute title to such Receivable, free and clear of all Liens other than the Liens in favor of the Administrative Agent for the benefit of the Lenders;

                  (b) the Administrative Agent has a security interest in such Receivable, which security interest is legal, valid, binding, perfected and first priority under the U.C.C. or under the analogous secured transactions law of any Canadian province; provided, however, that

                           (i) the aggregate amount of such Receivables as to
                  which the Administrative Agent has a security interest under Canadian law may not exceed 15% of the total amount of all Eligible Receivables at the time of such determination (such Receivables that do not exceed such 15% threshold being herein referred to as "Canadian Eligible Receivables");

                           (ii) no Receivable as to which any United States
                  federal or state governmental agency or instrumentality is the Account Debtor may be an Eligible Receivable, except (A) to the extent the Borrower or such Subsidiary has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727; 41 U.S.C. ss. 15), by delivering to the Administrative Agent a notice of assignment in favor of the Administrative Agent under such Act and in compliance with applicable provisions of 31 C.F.R. ss. 7-103.8 and 41 C.F.R. ss. 1-30.7, or with similar state law (collectively, for purposes of this definition, the "Registration Requirements") or (B) unless the Administrative Agent requests the Borrower or such Subsidiary to comply with the Registration Requirements with respect to the Receivables described in this subclause (B) and the Borrower or such Subsidiary does not exercise their best efforts to so comply, to the extent the aggregate amount of such Receivables would not exceed 5% of the total amount of all Eligible Receivables at the time of such determination; and

                           (iii) no Receivable as to which any other government
                  or agency thereof (including any foreign governmental authority or agency) is the Account Debtor may be an Eligible Receivable;

                  (c) the Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Receivable to the Administrative Agent for the benefit of the Lenders;

                  (d) such Receivable is payable in Dollars (or, in the case of Canadian Eligible Receivables, Dollars or Canadian Dollars) and is a legal, valid, binding and enforceable obligation of the Person who is obligated under such Receivable (the "Account Debtor");

                  (e) without limiting the effect of the preceding clause (d), such Receivable complies with all requirements of applicable law, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the F.R.S. Board;

                  (f) if such Account is subject to any dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor denying liability under such Receivable, the portion of such Account so subject shall be excluded from Eligible Receivables;

                  (g) such Receivable (i) evidences monetary obligations and
         (ii) is evidenced by (A) an invoice or statement rendered to the Account Debtor or (B) an obligation of the Account Debtor to make royalty payments to the Borrower or such Subsidiary pursuant to a franchise agreement that is in full force and effect;

                  (h) such Receivable is a bona fide Receivable which arose in the ordinary course of business, and with respect to which,

                           (i) in the case of a Receivable arising from the sale
                  of goods, such goods have been shipped or delivered to and not rejected by the Account Debtor, such Receivable was created as a result of a sale on an absolute basis and not on a consignment, approval or sale-and-return basis and all other actions necessary to create a binding obligation on the part of the Account Debtor for such Receivable have been taken, and

                           (ii) in the case of a Receivable relating to the
                  rental of a Vehicle or the sale of services, such rental or services have been completed or performed and not rejected by the Account Debtor and all other actions necessary to create a binding obligation on the part of the Account Debtor have been taken;

                  (i) with respect to such Receivable, the Account Debtor is not

                           (i) an Affiliate of the Borrower or any of its
                  Subsidiaries,

                           (ii) organized or located in a jurisdiction other
                  than the United States (except to the extent an Account Debtor with respect to a Canadian Eligible Receivable is located in Canada), or

                           (iii) the subject of any reorganization, bankruptcy,
                  receivership, custodianship or insolvency or any other condition of the type described in clauses (b) through (d) of
                  Section 9.1.9;

                  (j) such Receivable is not outstanding more than 90 days past the due date with respect thereto;

                  (k) no payment with respect to such Receivable made by check has been returned for insufficient funds;

                  (l) such Receivable has not been placed with a lawyer or other agent for collection;

                  (m) if the Borrower or any of its Subsidiaries is indebted to such Account Debtor and such Account Debtor has a contractual right of setoff with respect to such indebtedness, unless the Borrower or the relevant Subsidiary (as the case may be), on the one hand, and such Account Debtor, on the other hand, have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Receivables of the Borrower and its Subsidiaries, Eligible Receivables shall exclude an amount equal to the amount of such indebtedness; and

                  (n) such Receivable has such other characteristics or criteria as the Administrative Agent, in its reasonable discretion, may specify in writing to the Borrower from time to time.

Notwithstanding the foregoing, (i) all Receivables of any single Account Debtor (unless otherwise agreed to by the Required Lenders) and its Affiliates which, in the aggregate, exceed 5% of the total amount of all Eligible Receivables at the time of such determination, shall be deemed not to be Eligible Receivables to the extent of such excess, (ii) the total amount of

Eligible Receivables shall be reduced by an amount equal to the excess, if any, of (x) the aggregate amount payable by the Borrower and its Subsidiaries to Account Debtors that are franchisees of the Borrower or any of its Subsidiaries at the time of such determination over (y) 5% of such total amount of Eligible Receivables, and (iii) in determining the amount of Receivables to be included as Eligible Receivables, the face amount of Receivables shall be reduced by (A) the amount of all accrued and actual returns, discounts, claims, credits or credits pending, charges, price adjustments, commissions or other amounts due to any Person engaged by the Borrower or the applicable Subsidiary of the Borrower in the rental or sale of Vehicles, freight or finance charges or other allowances (including any amount that the Borrower or such Subsidiary, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral) or that the Borrower or such Subsidiary, as applicable, established as a reserve therefor (and the Borrower agrees that any such reserve will in no event be less than the reserve that would be so established consistent with past practice or in accordance with
GAAP)) and (B) the aggregate amount of all cash received in respect of Receivables but not yet applied by the Borrower or such Subsidiary to reduce the amount of the Receivables.

         "Eligible Repurchase Program" means a repurchase program or guaranteed depreciation program (a) of an Eligible Manufacturer, (b) pursuant to which the repurchase price (or the price guaranteed to be received at auction) is at least equal to the Capitalized Cost of each vehicle, minus all Depreciation Charges accrued with respect to such vehicle prior to the date that the vehicle is submitted for repurchase or auction, minus Excess Mileage Charges, Excess Damage Charges and any other charges specified in such program, (c) that cannot be amended or terminated with respect to any vehicle after the purchase of that vehicle, (d) with respect to which a Manufacturer Event of Default has not occurred which is continuing, (e) the terms of which are otherwise acceptable to the Administrative Agent, and (f) the benefits of which have been collaterally assigned to the Collateral Agent by an agreement acknowledged in writing by the related Manufacturer and TFFC and the Collateral Agent have been provided with an opinion of counsel or, if agreed by the Administrative Agent, a certificate of an officer of the Manufacturer, in form and substance reasonably satisfactory to such parties, that TFFC and the Collateral Agent can enforce the applicable Manufacturer's obligations thereunder.

         "Eligible Repurchase Vehicle" means any Pledged Vehicle (a) which is eligible under an Eligible Repurchase Program and (b) with respect to which (i) the Collateral Agent is noted as the first lienholder on the certificate of title therefor or (ii) the certificate of title has been submitted to the appropriate state authorities for such notation; provided, however, if the actions provided in clause (i) or (ii) are not sufficient in any state to cause the lien of the Collateral Agent upon such vehicle to be a perfected first priority lien, then in order for a vehicle titled in such state to be an "Eligible Repurchase Vehicle", such action as is required to cause the lien of the Collateral Agent to be a perfected first priority lien shall have been taken by the Borrower.

         "Enhancement Letter of Credit Application and Agreement" means, with respect to each Enhancement Letter of Credit, the application and agreement therefor completed by the account party or parties in respect of such Enhancement Letter of Credit and accepted by the Issuer.

         "Enhancement Letters of Credit" is defined in clause (b)(i) of the seventh recital.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

         "Eurocurrency Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the Eurocurrency Rate (Reserve Adjusted).

         "Eurocurrency Office" means, relative to any Lender, the office of such Lender designated as such opposite its name in Schedule II hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Borrower and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining Eurocurrency Loans of such Lender hereunder.

         "Eurocurrency Rate" means, relative to any Interest Period, with respect to Eurocurrency Loans, an interest rate per annum equal to:

                  (a) the rate determined by the Administrative Agent at approximately 11:00 a.m. (London, England time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; or

                  (b) if such rate cannot be determined by the Administrative Agent in accordance with clause (a) above, the average (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the Eurocurrency Office of each of the Reference Lenders in London, England to prime banks in the London interbank market at or about 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Lender's Eurocurrency Loan comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period; provided that any determination of the Eurocurrency Rate for any Interest Period pursuant to this clause (b) shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Lenders two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 3.2.4.

         "Eurocurrency Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurocurrency Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:

         Eurocurrency Rate                          Eurocurrency Rate
                                   =     --------------------------------------
         (Reserve Adjusted)              1.00 - Eurocurrency Reserve Percentage

The Eurocurrency Rate (Reserve Adjusted) for any Interest Period for Eurocurrency Loans will be determined by the Administrative Agent on the basis of the Eurocurrency Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "Eurocurrency Reserve Percentage" means, relative to any Interest Period for Eurocurrency Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Event of Default" is defined in Section 9.1.

         "Excess Damage Charges" means, with respect to any Repurchase Vehicle, the amount charged to the applicable Obligor or the Nominee, or deducted from the Repurchase Price (as defined in the Subsidiary Security Agreement), by the Manufacturer of such Repurchase Vehicle due to damage over a prescribed limit to the Repurchase Vehicle at the time that the Repurchase Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Repurchase Program.

         "Excess Mileage Charges" means, with respect to any Repurchase Vehicle, the amount charged to the applicable Obligor or Nominee, or deducted from the Repurchase Price, by the Manufacturer of such Repurchase Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is turned in to such Manufacturer or its agent for repurchase pursuant to the applicable Repurchase Program.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Receivable" means any Receivable of the Borrower or any Subsidiary of the Borrower that is (a) subject to a Lien which is not a Lien in favor of the Administrative Agent for the benefit of the Lenders and (b) (i) an obligation payable to TFFC in respect of Vehicles leased or financed pursuant to a Lease (as defined in the Base Indenture), (ii) an obligation of a manufacturer of a Vehicle securing Vehicle Debt pursuant to a Repurchase Program (as defined in the Base Indenture), (iii) an obligation of an insurer or governmental entity with respect to a Casualty Event in respect of a Vehicle securing Vehicle Debt,
(iv) an obligation of a Person in respect of the purchase price of a Vehicle securing Vehicle Debt, (v) an obligation of a Person in respect of the renting or leasing of a Vehicle securing Vehicle Debt assumed in respect of a Permitted Business Acquisition, provided (A) such Vehicle Debt and the security interest in such obligation securing such Vehicle Debt was not created in anticipation of such Permitted Business Acquisition and (B) such obligation shall no longer be an Excluded Receivable following the earliest to occur of (1) the repayment of such Vehicle Debt, (2) the release of such security interest and (3) the elapsing of 180 days from the initial closing with respect to such Permitted Business Acquisition (or, in the case of the Cruise America Acquisition, 270 days) or (vi) an obligation of a franchisee of the Borrower or any of its Subsidiaries payable to the Borrower or such Subsidiary (in each such case, such franchisee's "franchisor") in respect of the leasing by such franchisee of Vehicles to be used in the ordinary course of its business to the extent such franchisor has granted a security interest in such obligation to the Person that provided the financing for the acquisition of such Vehicles, provided (A) such financing constitutes Vehicle Debt, (B) the aggregate amount of such financing does not exceed $100,000,000 and (c) such franchisor has pledged the Receivables of such franchisee arising from such Vehicles to the Administrative Agent for the benefit of the Secured Parties.

         "Fair Market Value" means with respect to a Pledged Vehicle that is a Non-Repurchase Vehicle on any date of determination, the market value of such Pledged Vehicle as specified in the most recently published National Automobile Dealers' Association, Official Used Car Guide, Central Edition (the "Nada Guide") for the model class and model year of such Pledged Vehicle based on the average equipment and the average mileage of each Non-Repurchase Vehicle of such model class and model year then currently pledged under the Credit Agreement. If such Non-Repurchase Vehicle is not listed in the most recently published NADA Guide, then the Black Book Official Finance/Lease Guide (the "Lease Guide") shall be used to estimate the wholesale price of the Non-Repurchase Vehicle, based on the Non-Repurchase Vehicle's model class and model year for which the wholesale price of such vehicle is not so published in the NADA Guide; provided, however, that if the Lease Guide is unavailable, the Fair Market Value of such Non-Repurchase Vehicle shall be based on an independent third-party data source approved by the Supermajority Lenders based on the average mileage of each Non-Repurchase Vehicle of such model class and model year then pledged under the Credit Agreement or based upon such other methodology approved by the Supermajority Lenders. Notwithstanding the foregoing, the "Fair Market Value" of a motorhome, camper or van conversion means the market value of such vehicle as specified in the most recently published version of the Kelly Blue Book.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Credit Suisse First Boston from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" is defined in Section 3.3.2.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a state thereof executed and delivered by the Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Administrative Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Pledged Shares and/or Pledged Notes (as such terms are defined in the Pledge Agreements).

         "Foreign Subsidiary" means any Subsidiary of the Borrower (a) which is organized under the laws of any jurisdiction outside of the United States of America, (b) which conducts the major portion of its business outside of the United States of America and (c) all or substantially all of the property and assets of which are located outside of the United States of America.

         "Franchisee Acquisition" means any Business Acquisition in respect of a Person that was a franchisee of the Borrower or any of its Subsidiaries on the Effective Date, so long as the consideration paid in connection with such Business Acquisition consisted solely of Capital Stock of the Borrower issued in connection therewith and the assumption of Vehicle Debt (if any).

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "General Letters of Credit" is defined in clause (b)(ii) of the seventh recital.

         "Guarantor" means, collectively, each Subsidiary Guarantor and each other Person (if any) that guarantees the monetary obligations of the Borrower under the Loan Documents.

         "Guaranty" means, as the context may require, the Subsidiary Guaranty or any other guaranty pursuant to which a Person other than a Subsidiary Guarantor guarantees the monetary obligations of the Borrower under the Loan Documents.

         "Guaranteed Obligations" is defined in Section 4.10.1.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Hedging Agreements" means, collectively, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect a Person against fluctuations in interest rates or currency exchange rates.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under Hedging Agreements.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "High Quality Investments" means

                  (a)  U.S. Government Obligations;

                  (b) participation certificates (excluding strip mortgage securities that are purchased at prices exceeding their principal amounts) and senior debt obligations of the Federal Home Loan Mortgage Corporation, consolidated system wide bonds and notes of the Farm Credit System, senior debt obligations and mortgage-backed securities (excluding stripped mortgage securities which are purchased at prices exceeding their principal amounts) of the Federal Mortgage Association which, in the case of mortgage-backed securities, are rated at least AA by S&P and Aa by Moody's, senior debt obligations (excluding securities that have no fixed value and/or whose terms do not promise a fixed dollar amount at maturity or call date) of the Student Loan Marketing Association and debt obligations of the Resolution Funding Corp. (collectively, "Agency Obligations");

                  (c) direct obligations of any state of the United States or any subdivision or agency thereof whose short-term unsecured general obligation debt has ratings from S&P of at least A-1 and Moody's of at least P-1 or any obligation that has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively, and which is fully and unconditionally guaranteed by any state, subdivision or agency whose short term, unsecured general obligation debt has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively;

                  (d) commercial paper maturing in not more than 270 days which is issued by a corporation (other than an Affiliate of any Obligor) and having ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively;

                  (e) deposits, federal funds or bankers acceptances (maturing in not more than 365 days) of any domestic bank (including a branch office of a foreign bank which branch office is located in the United States, provided that the Administrative Agent shall have received a legal opinion or opinions to the effect that full and timely payment of such deposit or similar obligation is enforceable against the principal office or any branch of such bank), which:

                           (i) has an unsecured, uninsured and unguaranteed
                  obligation which has ratings from S&P and Moody's at least equivalent to A-1 and P-1, respectively, or

                           (ii) is the lead bank of a parent bank holding
                  company with an uninsured, unsecured and unguaranteed obligation meeting the rating requirements in the preceding clause (i);

                  (f) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of not less than $100 million, provided such deposits are fully insured by the Federal Deposit Insurance Corporation, the Banking Insurance Fund or the Savings Association Insurance Fund;

                  (g) investments in a money-market fund which may be a 12b-1 fund as registered under the Investment Company Act of 1940 and is rated at least the equivalent of AAm or AAm-G by S&P and P-1 by Moody's;

                  (h) repurchase agreements with a term of six months or less with any institution having short-term, unsecured debt rated at least the equivalent of A-1 by S&P and P-1 by Moody's;

                  (i) repurchase agreements collateralized by U.S. Government Obligations or Agency Obligations (the "Collateral Securities") with any registered broker-dealer which is under the jurisdiction of the Securities Investors Protection Corp. or any commercial bank, if such broker-dealer or bank has uninsured, unsecured and unguaranteed debt rated at least the equivalent of A-1 by S&P and P-1 by Moody's, provided that:

                           (A) a master repurchase agreement or other specific
                  written repurchase agreement governs the transaction;

                           (B) the Collateral Securities are held free and clear
                  of any other Lien by the Administrative Agent or an independent third party acting solely as agent for the Administrative Agent, provided that any such third party (1) is (x) a Federal Reserve bank, (y) a bank which is a member of the Federal Deposit Insurance Corporation and which has combined capital, surplus and undivided profits of not less that $250 million, or (z) a bank approved in writing for such purpose by the Required Lenders, and (2) certifies in writing to the Administrative Agent (or delivers to the Administrative Agent a written opinion of counsel to such third party) that such third party holds the Collateral Securities free and clear of any Lien, as agent for the Administrative Agent;

                           (C) a perfected first security interest under the
                  Uniform Commercial Code is created in, or book entry procedures prescribed at 31 C.F.R. 306.1 et seq. or 31 C.F.R.
                  350.0 et seq. are followed with respect to, the Collateral Securities for the benefit of the Administrative Agent;

                           (D) such repurchase agreement has a term of 30 days
                  or less;

                           (E) such repurchase agreement matures (or permits the
                  Administrative Agent to withdraw all or any portion of the invested funds) at least ten (10) days (or other appropriate liquidation period) prior to each Quarterly Payment Date;

                           (F) the fair market value of the Collateral
                  Securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least one hundred and three percent (103%) (as determined by the Borrower and certified by an Authorized Officer of the Borrower to the Administrative Agent in a certificate in form and substance satisfactory to the Administrative Agent); and

                           (G) the Administrative Agent obtains an opinion of
                  counsel to such broker-dealer or bank to the effect that such repurchase agreement is a legal, valid, binding and enforceable agreement of such broker-dealer or bank (and, in the case of a bank which is a branch of a foreign bank, of such foreign bank) in accordance with its terms; and

                  (j) any other similar investments that are requested by the Borrower to be classified as "High Quality Investments" and consented to by the Administrative Agent in its sole and absolute discretion.

         "High Tides Debentures" is defined in the Assignment and Amendment Agreement.

         "High Tides Debentures Indenture" means the Junior Subordinated Indenture dated as of June 19, 1998, between the Borrower and The Bank of New York, as trustee.

         "High Tides Guaranty" means the Guarantee Agreement dated as of June 19, 1998, executed and delivered by the Borrower in connection with the offering of the Convertible Preferred Securities.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower or any other Obligor, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower or such other Obligor to be in default of any of its obligations under Section 8.2.4.

         "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g) Redeemable Capital Stock; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent there is recourse to such Person with respect to such Indebtedness.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Independent Accountant's Report" means the report of a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to the effect that they have performed certain agreed upon procedures with respect to (a) the calculation of disposition proceeds obtained from the sale or other disposition of all Non-Repurchase Vehicles (other than casualties) sold or otherwise disposed of during each Related Month in such period and compared such calculations of disposition proceeds with the corresponding amounts set forth in the Monthly Reports prepared by the Borrower and the Servicer, (b) the calculation of the Net Book Value of all Pledged Vehicles and the Non-Repurchase Value of all Non-Repurchase Vehicles for the Related Month and compared such amounts with the corresponding amounts set forth in the Monthly Reports, and that on the basis of such comparison such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they do not believe to be material and such other exceptions as shall be set forth in such report and acceptable to the Administrative Agent.

         "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

                  (a) Adjusted EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter to

                  (b) Non-Vehicle Interest Expense for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

         "Interest Period" means, relative to any Eurocurrency Loan, the period beginning on (and including) the date on which such Eurocurrency Loan is made or continued as, or converted into, a Eurocurrency Loan pursuant to Section 2.3 or
2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month) as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than seven different dates;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                  (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to Eurocurrency Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (d) no Interest Period may end later than the Stated Maturity Date.

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b)  any Contingent Liability of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Investment Grade Period" means any period in which (a) the long-term senior unsecured debt of the Borrower is rated BBB- (or better) by S&P or Baa3 (or better) by Moody's and (b) the Borrower has provided the Administrative Agent with evidence reasonably satisfactory to the Administrative Agent of the existence of such rating.

         "Investment Grade Period Termination Date" means the date on which the long-term senior unsecured debt of the Borrower is no longer rated BBB- (or better) by S&P or Baa3 (or better) by Moody's.

         "Issuance Request" means a request and certificate duly executed by an Authorized Officer of the Borrower, in substantially the form of Exhibit B-2 attached hereto (with such changes thereto as may be agreed upon from time to time by the Administrative Agent and the Borrower).

         "Issuer" means Credit Suisse First Boston or any of its affiliates, and/or any other Lender having short-term credit ratings of A-1 (or better) from S&P and P-1 from Moody's which has agreed to issue one or more Letters of Credit at the request of the Administrative Agent (which shall, at the Borrower's request, notify the Borrower from time to time of the identity of such other Lender).

         "Lender Assignment Agreement" means a Lender Assignment Agreement substantially in the form of Exhibit J hereto.

         "Lenders" is defined in the preamble and, in addition, shall include any commercial bank or other financial institution that becomes a Lender pursuant to Section 11.11.1.

         "Letter of Credit" means, collectively, Enhancement Letters of Credit and General Letters of Credit, which letters of credit, in each case, shall be irrevocable standby letters of credit in such form as may be requested by the Borrower and approved by the Issuer.

         "Letter of Credit Commitment" means, relative to any Lender, such Lender's obligation to issue (in the case of the Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.1.2.

         "Letter of Credit Commitment Termination Date" means the earliest of

                  (a) the first Business Day prior to the Stated Maturity Date;

                  (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c) above, the Letter of Credit Commitments shall terminate automatically and without any further action.

         "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

                  (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise);

plus

                  (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

                  (a)  Adjusted Debt as at the last day of such Fiscal Quarter to

                  (b) Adjusted EBITDA for the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Liquidity Facility" means the Liquidity Agreement, dated as of the Effective Date, among Budget Funding Corporation, the lenders party thereto and Credit Suisse First Boston, as the Liquidity Agent for such lenders, as the same may be amended, supplemented, extended, amended and restated, replaced or otherwise modified from time to time in accordance with the terms hereof.

         "Liquidity Obligation" is defined in Section 4.5.

         "Loan" is defined in Section 2.1.1.

         "Loan Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.1.

         "Loan Commitment Termination Date" means the earliest of

                  (a)  the Stated Maturity Date;

                  (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c) above, the Loan Commitments shall terminate automatically and without any further action.

         "Loan Document" means this Agreement, the Notes, the Pledge Agreements, the Security Agreements, the Subsidiary Guaranty, the Letters of Credit, the Enhancement Letter of Credit Application and Agreements, the Foreign Pledge Agreements, the Deposit Account Agreements (as defined in the Security Agreements), the Assignment and Amendment Agreement and each other agreement, certificate, document or instrument delivered in connection with this Agreement and such other agreements, whether or not specifically mentioned herein or therein.

         "LOC Liquidity Disbursement" means, with respect to any Enhancement Letter of Credit, any drawing thereunder to the extent such drawing is for the purpose of providing liquidity support to Budget Funding Corporation or another SPC which has issued highly-rated commercial paper in connection with the financing of Vehicles, including any LOC Liquidity Disbursement (as defined in the CP Enhancement Letter of Credit Application and Agreement) under the CP Enhancement Letter of Credit and the portion of any LOC Termination Disbursement (as defined in the CP Enhancement Letter of Credit Application and Agreement) allocable to Budget Funding Corporation.

         "Manufacturer" means a manufacturer of Pledged Vehicles.

         "Manufacturer Event of Default" means, with respect to any Manufacturer, (a) the failure of such Manufacturer to pay any amount when due pursuant to the related Repurchase Program with respect to a Pledged Vehicle turned in to such Manufacturer or delivered to an authorized auction site pursuant to the related Repurchase Program; provided, however, that such failure continues for more than sixty (60) days following the Turnback Date such that the aggregate of any such amounts not paid for more than sixty (60) days are in the aggregate in excess of $3,500,000 net of amounts that are the subject of a good faith dispute as evidenced in writing by either the Borrower or any of its Subsidiaries, on the one hand, or the Manufacturer, on the other hand, questioning the accuracy of the amounts paid or payable in respect of certain Pledged Vehicles tendered for repurchase, or delivered to an authorized auction site, under a Repurchase Program, (b) the termination of such Manufacturer's Repurchase Program, (c) the occurrence of an event described in any of clauses
(a) through (e) of Section 9.1.9 with respect to such Manufacturer, (d) such Manufacturer is no longer an Eligible Manufacturer or (e) the Repurchase Program of a Manufacturer shall no longer be an Eligible Repurchase Program.

         "Monthly Report" means a report specifying (a) the vehicle identification numbers for all Pledged Vehicles pledged under the Credit Agreement during the Related Month, (b) the Net Book Value of all Eligible Repurchase Vehicles as of the end of the Related Month, (c) the Non- Repurchase Value of all Eligible Non-Repurchase Vehicles as of the end of the Related Month, (d) the vehicle identification numbers for all Eligible Repurchase Vehicles that have been turned back to the Manufacturer for repurchase or auction during the Related Month and the repurchase prices therefor, (e) the vehicle identification numbers and Net Book Value or Non-Repurchase Value, as applicable, of all Pledged Vehicles that became casualties during the Related Month, (f) the aggregate disposition proceeds received in respect of Pledged Vehicles during the Related Month and (g) the aggregate Depreciation Charges with respect to all Pledged Vehicles during the Related Month.

         "Moody's" means Moody's Investors Service, Inc.

         "NationsBanc" is defined in the preamble.

         "Net Adjusted Debt" means, at any time, the excess of

                  (a) Adjusted Debt at such time

over

                  (b) the amount obtained by taking the average of Unrestricted Cash at such time and the amount of Unrestricted Cash as of the last Business Day of each of the preceding two calendar months.

         "Net Book Value" means, with respect to a Pledged Vehicle, (a) as of any date of determination during the period from the Pledge Date for such Pledged Vehicle to but excluding the Determination Date with respect to the Related Month in which such Pledge Date occurs (such Determination Date, the "Initial Determination Date" for such Pledged Vehicle), the Starting Net Book Value of such Pledged Vehicle, (b) as of the Initial Determination Date for such Pledged Vehicle, (i) the Starting Net Book Value for such Pledged Vehicle minus
(ii) the aggregate Depreciation Charges accrued with respect to such Pledged Vehicle through the last day of the Related Month in which the Pledge Date for such Pledged Vehicle occurred, (c) as of any Determination Date after the Initial Determination Date, (i) the Net Book Value of such Pledged Vehicle as calculated on the immediately preceding Determination Date minus (ii) the aggregate Depreciation Charges accrued with respect to such Pledged Vehicle during the Related Month (through the last day thereof). After the Initial Determination Date, on any day which is not a Determination Date, the Net Book Value of a Pledged Vehicle shall be the Net Book Value calculated for such Pledged Vehicle on the most recent Determination Date.

         "Net Disposition Proceeds" means the excess of

                  (a) the gross cash proceeds received by the Borrower or any of its Subsidiaries from any sale, transfer or conveyance of assets permitted pursuant to clause (c) of Section 8.2.10 excluding any such sale, transfer or conveyance permitted pursuant to clause (a) of
         Section 8.2.10 (collectively referred to herein for purposes of this definition as a "permitted disposition") and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Subsidiary in respect of any permitted disposition (provided that, in the event the aggregate amount of such proceeds resulting from any such permitted disposition (including all related dispositions) does not exceed $1,000,000, such proceeds shall not constitute Net Disposition Proceeds)

over

                  (b)  the sum of

                           (i) all reasonable and customary fees and expenses
                  with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such permitted disposition which have not been paid (other than in the case of reasonable out-of-pocket expenses) to Affiliates of the Borrower;

         plus

                           (ii) all taxes and other governmental costs and
                  expenses actually paid or estimated by the Borrower or such Subsidiary (in good faith) to be payable in cash in connection with such permitted disposition;

         plus

                           (iii) payments made by the Borrower or such
                  Subsidiary to retire Indebtedness (other than the Loans) of the Borrower or such Subsidiary where payment of such Indebtedness is required in connection with such permitted disposition;

provided, however, that if, after the payment of all taxes with respect to such permitted disposition, the amount of estimated taxes, if any, pursuant to clause
(b)(ii) above exceeded the tax amount actually paid in respect of such permitted disposition, the Commitment Amount shall be immediately and automatically reduced by an amount equal to the aggregate amount of such excess.

         "Net Equity Proceeds" means, with respect to the sale or issuance by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) of any Capital Stock, or any warrants or options with respect to such Capital Stock or the exercise of any such warrants or options, the excess of:

                  (a) the gross cash proceeds received by the Borrower or such Subsidiary from such sale, exercise or issuance (other than proceeds received with respect to employee incentive stock options or deferred stock purchase plans), over

                  (b) all reasonable and customary fees and expenses with respect to underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance or exercise which have not (other than in the case of reasonable out-of-pocket expenses) been paid to Affiliates of the Borrower in connection therewith.

         "Net Income" means, for any applicable period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income (or net loss) on a consolidated statement of income of the Borrower and its Subsidiaries for such period.

         "Net Issuance Proceeds" means, as to any issuance of indebtedness for borrowed money by the Borrower or any of its Subsidiaries, the excess of:

                  (a) the gross cash proceeds received by the Borrower or such Subsidiary from such issuance,

over

                  (b) all reasonable and customary fees and expenses with respect to underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such issuance which have not (other than in the case of reasonable out-of-pocket expenses) been paid to Affiliates of the Borrower in connection therewith.

         "Net Worth" means, with respect to any Person at any date, on a consolidated basis for such Person and its Subsidiaries, the excess of:

                  (a) the sum of capital stock taken at par value, capital surplus and retained earnings (or accumulated deficit) of such Person at such date (it being acknowledged and agreed that for purposes of this definition, Convertible Preferred Securities shall not constitute capital stock);

over

                  (b) treasury stock of such Person and, to the extent included in the preceding clause (a), minority interests in Subsidiaries of such Person at such date.

         "Nominee" is defined in the Nominee Agreement.

         "Nominee Agreement" means that certain Vehicle Title Nominee Agreement, dated as of March 13, 1998, between BRACC and TFFC or another Affiliate of BRACC that was executed and delivered pursuant to the Third Amendment (as defined in the Original Credit Agreement), a conformed copy of which is attached as Exhibit M hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Non-Material Subsidiary" means any Subsidiary of the Borrower that

                  (a) accounted for no more than 1% of consolidated revenues of the Borrower and its Subsidiaries or 1% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the four consecutive Fiscal Quarters of the Borrower ending on the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1, financial statements have been, or are required to have been, delivered by the Borrower to the Administrative Agent, and

                  (b) has assets which represent no more than 1% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1, financial statements have been, or are required to have been, delivered by the Borrower to the Administrative Agent, to the extent that Non-Material Subsidiaries do not

                  (i) account in the aggregate for more than 5% of consolidated revenues of the Borrower and its Subsidiaries or 5% of consolidated earnings of the Borrower and its Subsidiaries before interest and taxes, in each case for the four consecutive Fiscal Quarters of the Borrower ending on the last day of the most recently completed Fiscal

         Quarter with respect to which, pursuant to Section 8.1.1, financial statements have been, or are required to have been, delivered by the Borrower to the Administrative Agent, or

                  (ii) have assets which represent more than 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the last Fiscal Quarter of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1, financial statements have been, or are required to have been, delivered by the Borrower to the Administrative Agent.

         "Non-Repurchase Value" means, with respect to any Pledged Vehicle that is a Non- Repurchase Vehicle, the lesser of (a) the Net Book Value of such Pledged Vehicle and (b) the Fair Market Value of such Pledged Vehicle.

         "Non-Repurchase Vehicle" means a Vehicle that is not an Eligible Repurchase Vehicle.

         "Non-Vehicle Debt" means

                  (a)  Total Debt

minus

                  (b) to the extent included in such Total Debt, Vehicle Debt plus

                  (c) to the extent included in such Vehicle Debt, the sum of
         (i) with respect to Vehicles owned by TFFC or any other SPC and leased to the Borrower or any Subsidiary of the Borrower, any obligation of the Borrower or such Subsidiary with respect to such Vehicles which, when added to all rental payments previously made by the Borrower or such Subsidiary and the next regularly scheduled rental payment to be made by the Borrower or such Subsidiary with respect to such Vehicles, exceeds the sum of the aggregate Depreciation Charges (as defined in the Base Indenture) with respect to such Vehicles plus any fair market value adjustment with respect to such Vehicles provided for in the documents relating to the lease applicable to such Vehicles plus (ii) with respect to Vehicles owned by the Borrower or any Subsidiary of the Borrower (other than TFFC or another SPC), any obligation of the Borrower or such Subsidiary with respect to such Vehicles which exceeds the excess of (x) the aggregate Capitalized Cost (as defined in the Base Indenture) of such Vehicles over (y) the sum of the aggregate Depreciation Charges (as defined in the Base Indenture) accrued with respect to such Vehicles plus any fair market value adjustment with respect to such Vehicles provided for in the documents relating to the financing arrangements applicable to such Vehicles plus (iii) with respect to any Vehicle not financed pursuant to the Series 1994-1 Supplement to the Base Indenture, the Series 1996-1 Supplement to the Base Indenture, the Series 1997-1 Supplement to the Base Indenture, the Series 1997-2 Supplement to the Base Indenture, the Series 1998-2 Supplement to the Base Indenture, the Series 1998-3 Supplement to the Base Indenture, the Series 1998-4 Supplement to the Base Indenture or the Series 1994-A

         Supplement to the Base Indenture dated as of June 1, 1994, among Budget Fleet Finance Corporation, the Borrower and The Bank of New York (as Trustee), any obligation of the Borrower or any of its Subsidiaries (other than TFFC or another SPC) payable to the source of such financing to the extent such obligation exceeds the fair market value of such Vehicle.

         "Non-Vehicle Interest Expense" means, for any applicable period, the excess of

                  (a) the aggregate consolidated gross interest expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP ("Aggregate Interest Expense"), including (i) commitment fees paid or owed with respect to the then unutilized portion of the Commitment Amount, (ii) all other fees paid or owed with respect to the issuance or maintenance of Contingent Liabilities (including letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) net costs or benefits under Hedging Arrangements, (iv) Distributions made in respect of the Convertible Preferred Securities and (v) the portion of any payments made in respect of Capitalized Lease Liabilities of the Borrower and its Subsidiaries allocable to interest expense, but excluding the amortization of debt issuance costs and other financing expenses incurred in connection with the Transaction over

                  (b) to the extent included in the preceding clause (a), gross interest expense in respect of Vehicle Debt.

         "Note" means a promissory note of the Borrower payable to the order of any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

         "Obligor" means, as the context may require, the Borrower, and any other Person (other than any Agent, the Issuer or any Lender) to the extent such Person is obligated under, or otherwise a party to, this Agreement or any other Loan Document.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of capital stock.

         "Original Credit Agreement" is defined in the first recital.

         "Original Letters of Credit" means the Letters of Credit (as defined in the Original Credit Agreement) outstanding on the Amendment Effective Date.

         "Original Loan Documents" means the Loan Documents (as defined in the Original Credit Agreement and in effect immediately prior to the Amendment Effective Date).

         "Participant" is defined in Section 11.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth opposite its name in Schedule II hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11.1.

         "Permitted Business Acquisition" means any Business Acquisition, so long as

                  (a) (i) such Business Acquisition is a Franchisee Acquisition; or

                  (ii) in the case of a Business Acquisition other than a Franchisee Acquisition, the aggregate amount of expenditures of the Borrower and its Subsidiaries (excluding Vehicle Debt but including the aggregate amount of any and all other Indebtedness assumed in connection therewith and including the fair market value of any shares of Capital Stock of the Borrower issued in connection therewith) in respect of such Business Acquisition (such amount, the "Subject Amount"), when added to the aggregate amount of all such expenditures of the Borrower and its Subsidiaries in respect of Business Acquisitions (other than Franchisee Acquisitions, the Cruise America Acquisition and the Ryder Acquisition) during the Fiscal Year in which such Subject Amount would be expended, does not exceed $150,000,000 (provided that the portion thereof payable in cash does not exceed $75,000,000), and

                  (b) in the event the Subject Amount (which amount shall include, in the event such Business Acquisition is to be consummated in a series of related transactions, the aggregate amount of all such expenditures of the Borrower and its Subsidiaries in respect of such related transactions) would exceed $50,000,000, the Administrative Agent shall have received a Compliance Certificate executed by an Authorized Officer of the Borrower certifying and, if reasonably requested by the Administrative Agent, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent), that on a historical pro forma basis (after giving effect to such Business Acquisition and all transactions related thereto (including all Indebtedness that would be assumed or incurred as a result of such acquisition) and all Business Acquisitions consummated prior thereto during the applicable periods thereunder) as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 8.1.1, financial statements have been, or are required to have been, delivered by the Borrower, the Borrower would be in compliance with Section 8.2.4 as of the last day of such Fiscal Quarter and would not suffer an increase in the Leverage Ratio as of such date.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreement" means, as the context may require, the Borrower Pledge Agreement or the Subsidiary Pledge Agreement.

         "Pledge Date" means, with respect to a Pledged Vehicle, the date such Pledged Vehicle is pledged as collateral under the Credit Agreement.

         "Pledged Vehicle" has the meaning specified in the Subsidiary Security Agreement.

         "Purchase Agreement" means the Purchase Agreement, dated as of June 16, 1998, among the Borrower, Budget Capital and the initial purchasers named therein, pursuant to which the Convertible Preferred Securities were sold to such purchasers.

         "Quarterly Payment Date" means the last Business Day of each February, May, August and November.

         "Rating Agencies" means S&P and Moody's.

         "Receivable" means any right to payment for goods sold or leased or for services rendered, whether or not earned by performance, including any right to payment under any franchise agreement.

         "Redeemable Capital Stock" means Capital Stock of the Borrower or any of its Subsidiaries that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed (for consideration other than shares of common stock of the Borrower) on or prior to May 31, 2004, (ii) is redeemable at the option of the holder thereof (for consideration other than shares of common stock of the Borrower) at any time prior to such date or (iii) is convertible into or exchangeable for debt securities of the Borrower or any of its Subsidiaries at any time prior to such anniversary.

         "Reference Date" means the 22nd day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

         "Reference Lenders" means Credit Suisse First Boston, NationsBanc and Toronto Dominion (Texas), Inc. or, in the event that any one of such banks ceases to be a Lender hereunder at any time, any other commercial bank designated by the Borrower and approved by the Administrative Agent as constituting a "Reference Lender" hereunder.

         "Registration Statement" means the Registration Statement of Budget on Form S-1, filed with the SEC under the Securities Act on February 12, 1997 (File No. 333-21691), as last amended on April 18, 1997.

         "Reimbursement Obligation" is defined in Section 4.6.

         "Related Month" means, with respect to any date of determination, the period from and including the 26th day of the calendar month second preceding such date of determination to and including the 25th day of the calendar month immediately preceding such date.

         "Related Person" means, with respect to any natural person, (a) any lineal descendant or antecedent, father, mother, spouse, brother, sister or executor of such person or (b) a partnership, corporation, limited liability company, trust or other entity formed solely for the benefit of any of the foregoing.

         "Release" means a "release", as such term is defined in CERCLA.

         "Repurchase Program" means a program pursuant to which a Manufacturer has agreed with BRACC or the Nominee (as defined in any Nominee Agreement) to repurchase or guarantee the auction sale price of Vehicles manufactured by it or one of its Affiliates.

         "Required Lenders" means, at any time, Lenders holding at least 51% of the sum of the aggregate principal amount of the Loans then outstanding plus the Letter of Credit Outstandings, or if no Loans and Letters of Credit are then outstanding, Lenders having at least 51% of the Commitment Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Ryder" is defined in the Assignment and Amendment Agreement.

         "Ryder Acquisition" is defined in the Assignment and Amendment
Agreement.

         "Ryder Subordinated Notes" is defined in the Assignment and Amendment Agreement.

         "Ryder Subordinated Note Indenture" is defined in the Assignment and Amendment Agreement.

         "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means the Lenders, the Issuer, the Agents and each of their respective successors, transferees and assigns.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means, as the context may require, the Borrower Security Agreement or the Subsidiary Security Agreement.

         "Senior Note Purchase Agreements" means the several Note Purchase Agreements, dated as of April 25, 1997, in each case between BRACC and the purchaser named therein, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

         "Senior Notes" means the 9.57% Guaranteed Senior Notes due 2007 of BRACC, issued pursuant to the Senior Note Purchase Agreements, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

         "Series A Note Purchase Agreements" means the several Note Purchase Agreements, dated as of December 1, 1996, in each case between Budget and the purchaser named therein, as supplemented and amended by the Series B Note Purchase Agreements and as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

         "Series B Note Purchase Agreements" means the several Note Purchase Agreements, dated as of April 25, 1997, in each case between Budget and the purchaser named therein, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

         "Series A Notes" means the 7.0% Convertible Subordinated Notes, Series A, due 2007 of Budget, issued pursuant to the Series A Note Purchase Agreements, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

         "Series B Notes" means the 6.85% Convertible Subordinated Notes, Series B, due 2007 of Budget, issued pursuant to the Series B Note Purchase Agreements, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

         "Servicer" means Budget, or such other party as is appointed as Servicer under the Security Agreements, and its permitted successors as Servicer thereunder.

         "Solvency Certificate" means, collectively, the certificates executed and delivered by each of BRACC, Ryder, Cruise America, Inc. and Premier Car Rental, LLC pursuant to Section 4.19 of the Assignment and Amendment Agreement, substantially in the form of Exhibit N hereto.

         "SPC" means Budget Funding Corporation, TFFC and any other bankruptcy-remote Subsidiary of the Borrower formed for the specific purpose of issuing highly-rated commercial paper, medium-term notes or other securities in connection with the financing of Vehicles or for the specific purpose of owning such Vehicles and leasing such Vehicles to the Borrower and its other Subsidiaries, in each case pursuant to a structured financing or securitization program.

         "Starting Net Book Value" means, with respect to any Pledged Vehicle, an amount equal to the lesser of (a) the Capitalized Cost of such Pledged Vehicle reduced by the aggregate Depreciation Charges accrued with respect to such Pledged Vehicle prior to the Pledge Date for such Pledged Vehicle and (b) the Fair Market Value of such Pledged Vehicle as of the Pledge Date for such Pledged Vehicle.

         "Stated Amount" of each Letter of Credit means the maximum amount available for drawing thereunder (whether or not any conditions to drawing can then be met).

         "Stated Expiry Date" is defined in Section 4.1.

         "Stated Maturity Date" means June 19, 2003.

         "Stock Purchase Agreements" is defined in the third recital.

         "Subordinated Debt" means all unsecured Indebtedness of the Borrower or any Subsidiary Guarantor for money borrowed which is subordinated, upon terms satisfactory to the Administrative Agent, in right of payment to the payment in full in cash of all Obligations of the Borrower or such Subsidiary Guarantor, as the case may be, including the Series A Notes, the Series B Notes and the High Tides Debentures.

         "Subordinated Intercompany Debt" means unsecured Indebtedness (a) subordinated to the Obligations by provisions substantially in the form set forth in Schedule IV hereto and (b) the terms of which (including interest rate) are not more burdensome to the obligor or obligors thereunder than those terms generally available from independent third parties to obligors similarly situated as such obligor or obligors.

         "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding capital stock (or other ownership interest) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time capital stock (or other ownership interest) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Subsidiary Guarantor" means any Subsidiary of the Borrower that is a party to the Subsidiary Guaranty.

         "Subsidiary Guaranty" means that certain Subsidiary Guaranty (as defined in and executed and delivered pursuant to the Original Credit Agreement and in effect immediately prior to effectiveness of this Agreement), dated as of the Closing Date, as amended and restated in the form of the Amended and Restated Subsidiary Guaranty attached as Exhibit H hereto and dated as of the Amendment Effective Date, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Subsidiary Pledge Agreement" means that certain Borrower Pledge Agreement and that certain Subsidiary Pledge Agreement (in each case as defined in and executed and delivered pursuant to the Original Credit Agreement and in effect immediately prior to effectiveness of this Agreement), each dated as of the Closing Date, collectively as amended and restated in the form of the Amended and Restated Subsidiary Pledge Agreement attached as Exhibit F-2 hereto and dated as of the Amendment Effective Date, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Subsidiary Security Agreement" means that certain Amended Borrower Security Agreement, dated as of March 13, 1998, and that certain Subsidiary Security Agreement, dated as of the Closing Date (in each case as defined in and executed and delivered pursuant to the Original Credit Agreement and in effect immediately prior to effectiveness of this Agreement), collectively as amended and restated in the form of the Amended and Restated Subsidiary Security Agreement attached as Exhibit G-2 hereto and dated as of the Amendment Effective Date, as the same may be amended, supplemented, restated or otherwise modified from time to time.

         "Supermajority Lenders" means, at any time, Lenders holding at least 662/3% of the sum of the aggregate principal amount of the Loans then outstanding plus the Letter of Credit Outstandings, or if no Loans and Letters of Credit are then outstanding, Lenders having at least 662/3% of the Commitment Amount.

         "Taxes" is defined in Section 5.6.

         "TFFC" means Team Fleet Financing Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Borrower.

         "Total Debt" means, without duplication, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries, other than Indebtedness of the type described in clause (b) (except to the extent such Indebtedness consists of unreimbursed drawings under letters of credit), (d) or (e) of the definition of "Indebtedness" or, to the extent in respect of such Indebtedness, clause (h) of the definition of "Indebtedness"; provided that Indebtedness in respect of the High Tide Debentures shall be excluded from Total Debt solely to the extent the High Tide Debentures are held by Budget Capital Trust.

         "Transaction" is defined in the Assignment and Amendment Agreement.

         "Turnback Date" means, with respect to a Pledged Vehicle that is an Eligible Repurchase Vehicle, the date on which such Pledged Vehicle is accepted for return by a Manufacturer or its agent pursuant to its Repurchase Program and the Depreciation Charges with respect to such Vehicle cease to accrue pursuant to its Repurchase Program.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as an ABR Loan or a Eurocurrency Loan.

         "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "Unrestricted Cash" means, at any time, cash and Cash Equivalent Investments of the Borrower and its Subsidiaries to the extent such cash and Cash Equivalent Investments is not subject to any Lien (other than a Lien in favor of the Administrative Agent pursuant to a Loan Document) or any restriction as to its use and is included in "cash and cash equivalents" and not "restricted cash" on the consolidated balance sheet of the Borrower; provided, however, that Unrestricted Cash shall include the aggregate amount of Eligible Cash and Cash Equivalents expressly included in the Borrowing Base Amount in effect at such time.

         "U.S. Government Obligations" means direct obligations of, or obligations the timely payment of principal of and interest on which is fully and unconditionally guaranteed by, the United States.

         "Vehicle Debt" means Indebtedness relating solely to the financing of any Vehicle and secured thereby (and by related collateral), other than any Pledged Vehicle financed hereunder; provided that any obligation included as Non-Vehicle Debt pursuant to clause (c) of the definition thereof shall not be deemed to be Vehicle Debt.

         "Vehicle Interest Expense" is defined in clause (b) of the definition of "Non-Vehicle Interest Expense".

         "Vehicle Schedule" has the meaning specified in the Subsidiary Security Agreement.

         "Vehicles" means all existing and hereafter acquired motor vehicle inventory of the Borrower and the Borrower's Subsidiaries, consisting of (i) passenger automobiles, light-duty and medium-duty trucks and vans and (ii) motorcycles, sport utility vehicles, buses, truck campers and motor homes, in each case, whether held for sale, lease or rental purposes.

         "Voting Stock" means, with respect to any Person, Capital Stock in respect of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time the Capital Stock of any other class or classes shall have or might have voting power by reason of the occurrence of any contingency).

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary all the Capital Stock (other than directors' qualifying shares that are required under applicable law) of which is owned by such Person or another Wholly Owned Subsidiary of such Person.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Issuance Request, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan
Document.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 8.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 7.5. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Borrower and its Subsidiaries, in each case without duplication.


                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article VI), each Lender severally agrees as follows:

         SECTION 2.1.1. Loan Commitment. From time to time on any Business Day occurring prior to the Loan Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "Loans") denominated in Dollars to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

         SECTION 2.1.2. Commitment to Issue Letters of Credit. From time to time on any Business Day, the Issuer will issue, and each Lender will participate in, the Letters of Credit, in accordance with Article IV.

         SECTION 2.1.3. Lenders Not Permitted or Required To Make Loans or Issue Letters of Credit Under Certain Circumstances. No Lender shall be permitted or required to

                  (a) make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans

                           (i) of all Lenders, together with all Letter of
                  Credit Outstandings, would exceed the lesser of the Commitment Amount and the then existing Borrowing Base Amount, or

                           (ii) of such Lender, together with its Percentage of
                  all Letter of Credit Outstandings, would exceed such Lender's Percentage of the lesser of the Commitment Amount and the then existing Borrowing Base Amount; or

                  (b) issue (in the case of the Issuer) any Letter of Credit if, after giving effect thereto

                           (i) all Letter of Credit Outstandings, together with
                  the aggregate outstanding principal amount of all Loans of all Lenders would exceed the lesser of the Commitment Amount and the then existing Borrowing Base Amount, or

                           (ii) such Lender's Percentage of all Letter of Credit
                  Outstandings, together with the aggregate outstanding principal amount of all Loans of such Lender would exceed such Lender's Percentage of the lesser of the Commitment Amount and the then existing Borrowing Base Amount.

         SECTION 2.2. Reduction of the Commitment Amount. The Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional. The Borrower may, from time to time on any Business Day occurring after the Amendment Effective Date, voluntarily reduce the unused amount of the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000.

         SECTION 2.2.2. Mandatory. The Commitment Amount shall to the extent not applied to the permanent repayment of other Indebtedness that is not Subordinated Debt or Subordinated Intercompany Debt, concurrently with the receipt by the Borrower or any of its Subsidiaries of any Net Disposition Proceeds, Net Equity Proceeds, Net Issuance Proceeds or Casualty Proceeds, as the case may be, be reduced by an aggregate amount equal to 100% of such Net Disposition Proceeds, 50% of such Net Equity Proceeds, 100% of such Net Issuance Proceeds or 100% of such Casualty Proceeds, as the case may be; provided, however, that the Commitment Amount shall not be reduced by the amount of (a) any Net Disposition Proceeds or Casualty Proceeds received by the Borrower or such Subsidiary under this Section so long as (i) (A) the Borrower informs the Administrative Agent no later than 30 days following the occurrence of the permitted disposition resulting in such Net Disposition Proceeds or the Casualty Event resulting in such Casualty Proceeds, as the case may be, of its or such Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition or construction of property or capital assets to be used in the business of the Borrower and its Subsidiaries or such Casualty Proceeds to the rebuilding or replacement of the property which was the subject of such Casualty Event, as the case may be, and (B) such Net Disposition Proceeds or Casualty Proceeds, as the case may be, are in fact so applied within 180 days following the receipt of such Net Disposition Proceeds or Casualty Proceeds, and (ii) no Default shall have occurred and be continuing and (b) any Net Equity Proceeds received by the Borrower or such Subsidiary under this Section so long as (i) the Administrative Agent shall have received a Compliance Certificate executed by an Authorized Officer of the Borrower certifying and, if reasonably requested by the Administrative Agent, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) that, on a historical pro forma basis (after giving effect to the sale or issuance giving rise to such Net Equity Proceeds and all other transactions related thereto (including all Indebtedness that would be assumed or incurred as a result of such other transactions)) as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to
Section 8.1.1, financial statements have been, or are required to have been, delivered by the Borrower, the Borrower would be in compliance with Section
8.2.4 as of the last day of such Fiscal Quarter and the Leverage Ratio as of such date would be less than 3.25:1, and (ii) no Default shall have occurred and be continuing. Each such reduction in the Commitment Amount shall be permanent and automatic.

         SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 11:00 a.m. (New York City, New York time) on a Business Day, the Borrower may from time to time irrevocably request,

                  (a) on such Business Day (but in any event not more than five Business Days' notice) in the case of ABR Loans, or

                  (b) on not less than three (but in any event not more than five) Business Days' notice in the case of Eurocurrency Loans,

that a Borrowing be made, in the case of ABR Loans, in a minimum amount of $3,000,000 and an integral multiple of $100,000, in the case of Eurocurrency Loans, in a minimum amount of $5,000,000 and an integral multiple of $100,000 or, in either case, the unused amount of the Commitment Amount. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day specified in such Borrowing Request. On or before 1:00 p.m. (New York City, New York time) on such Business Day, each Lender shall deposit with the Administrative Agent same day funds in Dollars an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 11:00 a.m. (New York City, New York time) on a Business Day, the Borrower may from time to time irrevocably elect,

                  (a)  on such Business Day in the case of ABR Loans, or

                  (b) on not less than three (but in any event not more than five) Business Days' notice in the case of Eurocurrency Loans,

that all, or any portion in an aggregate minimum amount of $3,000,000 and an integral multiple of $100,000, in the case of any Eurocurrency Loan, be converted into an ABR Loan or, an aggregate minimum amount of $5,000,000 and an integral multiple of $100,000, in the case of any ABR Loan or Eurocurrency Loan, as the case may be, be converted into or continued as, as the case may be, a Eurocurrency Loan (in the absence of delivery of a Continuation/ Conversion Notice with respect to any Eurocurrency Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such Eurocurrency Loan shall, on such last day, automatically convert to an ABR Loan);

provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurocurrency Loans when any Default has occurred and is continuing.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurocurrency Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurocurrency Loan; provided, however, that such Eurocurrency Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such Eurocurrency Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 5.1, 5.2, 5.3 or 5.4, it shall be conclusively assumed that each Lender elected to fund all Eurocurrency Loans by purchasing deposits in Dollars in its Eurocurrency Office's interbank eurodollar market.

         SECTION 2.6. Loan Accounts. (a) The Loans and participations in the Letter of Credit Outstandings made by each Lender and the Letters of Credit issued by the Issuer shall be evidenced by one or more loan accounts or records maintained by such Lender or the Issuer, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent, the Issuer and each Lender shall be conclusive absent manifest error of the amount of the Loans, the participations in Letter of Credit Outstandings and the Letters of Credit made by the Lenders and the Issuer, as the case may be, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans and Letters of Credit, as the case may be, or of the Lenders with respect to participations in Letter of Credit Outstandings.

         (b) If requested by any Lender, such Lender's Loans under the Loan Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the Commitment Amount as in effect on the Amendment Effective Date. The Borrower hereby irrevocably authorizes each Lender having a Note to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender having a Note to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                           (i) any such prepayment shall be made pro rata among
                  Loans of the same type, and, if applicable, having the same Interest Period of all Lenders;

                           (ii) all such voluntary prepayments shall require
                  prior irrevocable written notice to the Administrative Agent received by the Administrative Agent no later than 11:00 a.m. (New York City, New York time)

                                    (A) on such Business Day in the case of ABR
                           Loans, or

                                    (B) on not less than three (but in any event
                           not more than five) Business Days' notice in the case of Eurocurrency Loans denominated in Dollars; and

                           (iii) all such voluntary partial prepayments shall
                  be, in the case of ABR Loans, in an aggregate minimum amount of $3,000,000 and an integral multiple of $100,000 and, in the case of Eurocurrency Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $100,000;

                  (b)  shall, on each date when

                           (i) any reduction in the Commitment Amount shall
                  become effective (including pursuant to Section 2.2), make a mandatory prepayment equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans and Letter of Credit Outstandings over the Commitment Amount in effect on such date (following such reduction); or

                           (ii) the aggregate unpaid principal amount of all
                  Loans and Letter of Credit Outstandings exceeds the lesser of the Commitment Amount in effect on such date and the Borrowing Base Amount in effect on such date, make a mandatory prepayment equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans and Letter of Credit Outstandings over the lesser of the Commitment Amount in effect on such date and the Borrowing Base Amount in effect on such date, which mandatory prepayment shall be applied (or held for application, as the case may be) by the Lenders

                           (A) first, to the payment of the aggregate unpaid
                  principal amount of those Loans then outstanding equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the lesser of the Commitment Amount in effect on such date (following such reduction, if applicable) and the Borrowing Base Amount in effect on such date;

                           (B) second, to the payment and/or cash
                  collateralization of the then outstanding Letter of Credit Outstandings in respect of Enhancement Letters of Credit equal to the excess, if any, of the Letter of Credit Outstandings in respect of the Enhancement Letters of Credit over the lesser of the Commitment Amount in effect on such date (following such reduction, if applicable) and the Borrowing Base Amount in effect on such date; and

                           (C) third, to the payment and/or cash
                  collateralization of the then outstanding Letter of Credit Outstandings equal to the excess, if any, of the Letter of Credit Outstandings over the lesser of the Commitment Amount in effect on such date (following such reduction, if applicable) and the Borrowing Base Amount in effect on such date; and

                  (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 9.2 or Section 9.3, repay all Loans, unless, pursuant to Section 9.3, only a portion of all Loans is so accelerated.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty (except as may be required by Section 5.4).

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as an ABR Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for such Loan; and

                  (b) on that portion maintained as a Eurocurrency Loan, during each Interest Period applicable thereto, equal to the sum of the Eurocurrency Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for such Loan.

         All Eurocurrency Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower or any other Obligor, as the case may be, shall have become due and payable, the Borrower or such other Obligor, as the case may be, shall pay, but only to the extent permitted by law and not otherwise provided for in any Enhancement Letter of Credit in respect of a Liquidity Obligation, interest (after as well as before judgment) on such amounts at a rate per annum equal

                  (a) in the case of such amounts that are comprised of the principal amount of any Loan, to 2.0% above the rate otherwise applicable thereto; and

                  (b) in the case of such amounts that are comprised of any monetary obligation of the Borrower or such other Obligor (other than such obligations comprised of the principal amount of any Loan), to the Alternate Base Rate from time to time in effect plus a margin of 2.0%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date therefor;

                  (b) on the date of any optional or required payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                  (c) with respect to ABR Loans, on each Quarterly Payment Date occurring after the Amendment Effective Date;

                  (d) with respect to Eurocurrency Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the same calendar day of every third month of such Interest Period as the day on which such Interest Period commenced);

                  (e) with respect to any ABR Loans converted into Eurocurrency Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 9.2 or Section 9.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.2.4. Interest Rate Determination. Each Reference Lender agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurocurrency Rate. If any one or more of the Reference Lenders shall fail timely to furnish such information to the Administrative Agent for any such interest rate, the Administrative Agent shall determine such interest rate on the basis of the information furnished by the remaining Reference Lenders.

         SECTION 3.3. Fees. The Borrower agrees to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article VI) commencing on the Amendment Effective Date and continuing through the Loan Commitment Termination Date, a commitment fee equal to the Applicable Commitment Fee on such Lender's Percentage of the sum of the average daily unused portion of the Commitment Amount. Such commitment fee shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Amendment Effective Date, and on the Loan Commitment Termination Date.

         SECTION 3.3.2. Arrangement Fees. In accordance with the letter agreement (the "Fee Letter") among the Borrower and Credit Suisse First Boston dated May 7, 1998, the Borrower shall pay on the Amendment Effective Date an arrangement fee to Credit Suisse First Boston in its capacity as Co-Arranger for the account of the Lenders in such proportion as the Co- Arrangers shall determine in their sole discretion.

         SECTION 3.3.3. Administrative Agent's Fee. The Borrower agrees to pay to the Administrative Agent for its own account, a non-refundable initial fee in the amount set forth in the Fee Letter, payable on the Amendment Effective Date and, thereafter, a non-refundable annual fee in the amount set forth in the Fee Letter, payable in advance on each anniversary of the Amendment Effective Date.

         SECTION 3.3.4. Letter of Credit Face Amount Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, calculated at a per annum rate equal to the Applicable Margin with respect to Eurocurrency Loans on the Stated Amount of such Letter of

Credit. Such fee shall be payable by the Borrower in arrears each Quarterly Payment Date, and on the Letter of Credit Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

         SECTION 3.3.5. Letter of Credit Issuing Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Issuer, an issuing fee for each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, of 1/8% per annum on the Stated Amount of such Letter of Credit. Such fee shall be payable by the Borrower in arrears on each Quarterly Payment Date and on the Letter of Credit Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

         SECTION 3.3.6. Letter of Credit Administrative Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Issuer, the amounts set forth in Section 4.3.


                                   ARTICLE IV

                                LETTERS OF CREDIT

         SECTION 4.1. Issuance Requests. By delivering to the Administrative Agent and the Issuer an Issuance Request, together with an Enhancement Letter of Credit Application and Agreement if such Issuance Request is in respect of an Enhancement Letter of Credit, the Borrower may request, from time to time prior to the Letter of Credit Commitment Termination Date and, except in the case of the Letters of Credit which are described in the Issuance Request and applicable Enhancement Letter of Credit Application and Agreement(s) delivered by the Borrower to the Administrative Agent pursuant to Section 4.17 of the Assignment and Amendment Agreement, on not less than two nor more than ten Business Days' notice, in the case of General Letters of Credit, and on not less than 15 nor more than 21 Business Days' notice, in the case of Enhancement Letters of Credit, that the Issuer issue Letters of Credit in support of financial obligations of the Borrower or any other Account Party incurred in the ordinary course of business of the Borrower or such Account Party, as the case may be, and which are described in such Issuance Request; provided that, in the case of an Issuance Request that requests an increase in the Stated Amount of an Enhancement Letter of Credit then outstanding, such Issuance Request shall be so delivered on not less than five nor more than ten Business Days notice. Any Issuance Request not delivered on or before 1:00 p.m. (New York City, New York time) on a Business Day shall be deemed to have been delivered on the immediately succeeding Business Day. Upon receipt of an Issuance Request and, if applicable, an Enhancement Letter of Credit Application and Agreement, the Administrative Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms:

                  (a)  be issued in a Stated Amount denominated in Dollars which

                           (i)  is at least $100,000; and

                           (ii) does not exceed (or would not exceed) an amount
                  equal to the excess, if any, of the lesser of the Commitment Amount and the then existing Borrowing Base Amount over all Letter of Credit Outstandings, together with the aggregate outstanding principal amount of all Loans; and

                  (b) except in the case of the Letters of Credit set forth on
         Schedule V hereto, be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (i) (A) one year from its date of issuance, in the case of a General Letter of Credit, and (B) three years from its date of issuance, in the case of an Enhancement Letter of Credit, and (ii) the Letter of Credit Commitment Termination Date in effect at the time of such issuance.

So long as no Default has occurred and is continuing, by delivery to the Issuer and the Administrative Agent of an Issuance Request, at least two but not more than ten Business Days prior to the Stated Expiry Date of any issued General Letter of Credit or prior to the date any issued General Letter of Credit containing an "evergreen" or similar automatic extension feature is scheduled to automatically be extended unless the beneficiary thereof shall have received notice to the contrary from the Issuer, the Borrower may request the Issuer to extend the Stated Expiry Date of such issued General Letter of Credit for an additional period not to exceed the earlier of (A) one year from its date of extension and (B) the Letter of Credit Commitment Termination Date in effect at the time of such extension. So long as no Default has occurred and is continuing, the Borrower (or the applicable Account Party) may request the Issuer to extend the Stated Expiry Date of any issued Enhancement Letter of Credit for an additional period not to exceed the earlier of (A) one year from its date of extension and (B) the Letter of Credit Commitment Termination Date in effect at the time of such extension; provided such request is made in accordance with the terms of the Enhancement Letter of Credit Application and Agreement relating thereto and is accompanied by delivery to the Issuer and the Administrative Agent of an Issuance Request.

         Notwithstanding any provision to the contrary, the Issuer may not issue any Enhancement Letter of Credit or enter into any Enhancement Letter of Credit Application and Agreement that provides for LOC Liquidity Disbursements (other than the CP Enhancement Letter of Credit or the CP Enhancement Letter of Credit Application and Agreement), unless each Lender has consented to the terms thereof.

         SECTION 4.2. Issuances and Extensions. On the terms and subject to the conditions of this Agreement (including Article VI), the Issuer shall issue Letters of Credit, and extend the Stated Expiry Dates of outstanding Letters of Credit, in accordance with the Issuance Requests made therefor and, if applicable, the Enhancement Letter of Credit Application and Agreement relating thereto. The Issuer shall promptly confirm any such issuance or extension (including the date of such issuance or extension), as the case may be, to the Administrative Agent. The Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request and the Enhancement Letter of Credit Application and Agreement, if applicable, therefor to the beneficiary thereof (and will promptly provide each of the Lenders with a copy of such Letter of Credit) and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

         SECTION 4.3. Expenses. The Borrower agrees to pay to the Administrative Agent for the account of the Issuer all administrative expenses of the Issuer in connection with the issuance, maintenance, modification (if any) and administration of each Letter of Credit issued by the Issuer upon demand from time to time.

         SECTION 4.4. Other Lenders' Participation. Each Letter of Credit issued pursuant to Section 4.2 shall, effective upon its issuance and without further action, be issued on behalf of all Lenders (including the Issuer thereof) pro rata according to their respective Percentages. Each Lender shall, to the extent of its Percentage, be deemed irrevocably to have participated in the issuance of such Letter of Credit and (x) shall be responsible to reimburse promptly the Issuer thereof for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 4.5, or which have been reimbursed by the Borrower but must be returned, restored or disgorged by the Issuer for any reason, or (y) in the case of an LOC Liquidity Disbursement, shall participate in such LOC Liquidity Disbursement in accordance with the terms of the Enhancement Letter of Credit Application and Agreement relating thereto. Each Lender shall, to the extent of its Percentage, be entitled to receive from the Administrative Agent a ratable portion of the letter of credit fees received by the Administrative Agent pursuant to Section 3.3.4 with respect to each Letter of Credit. In the event that (a) the Borrower shall fail to reimburse the Issuer, or if for any reason Loans shall not be made to fund any Reimbursement Obligation, all as provided in Section 4.5 and in an amount equal to the amount of any drawing honored by the Issuer under a Letter of Credit issued by it, (b) the Issuer must for any reason return or disgorge such reimbursement or (c) an LOC Liquidity Disbursement has occurred, the Issuer shall promptly notify the Administrative Agent of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Administrative Agent for the account of the Issuer, whether or not any Default shall have occurred and be continuing, an amount equal to its respective participation in same day or immediately available funds at the office of the Issuer specified in such notice not later than 11:00 a.m. (New York City, New York time) on the Business Day (under the laws of the jurisdiction of the Issuer) after the date notified by the Issuer. In the event that any Lender fails to make available to the Administrative Agent for the account of the Issuer the amount of such Lender's participation in such Letter of Credit as provided herein, the Issuer shall be entitled to recover such amount on demand from such Lender together with interest at the daily average Federal Funds Rate for three Business Days (together with such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent and/or the Issuer, as the case may be, pursuant to the Rules for Interbank Compensation of the council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time) and thereafter at the Alternate Base Rate plus 2.0%. Nothing in this Section shall be deemed to prejudice the right of any Lender to recover from the Issuer any amounts made available by such Lender to the Issuer pursuant to this Section in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuer in respect of which payment was made by such Lender constituted gross negligence or wilful misconduct on the part of the Issuer. The Issuer shall distribute to the Administrative Agent for the account of each other Lender which has paid all amounts payable by it under this Section with respect to any Letter of Credit issued by the Issuer such other Lender's Percentage of all payments received by the Issuer from the Borrower in reimbursement of drawings honored by the Issuer under such Letter of Credit when such payments are received.

         SECTION 4.5. Disbursements. The Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit, together with notice of the date (a "Disbursement Date") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (New York City, New York time) on the Disbursement Date, the Borrower will reimburse the Issuer for all amounts which it has disbursed under such Letter of Credit, except to the extent such amounts are in respect of an LOC Liquidity Disbursement (in which case such amounts shall be reimbursed to the Issuer or the Lenders by the applicable SPC in accordance with the provisions of the Enhancement Letter of Credit Application and Agreement relating thereto (the obligation of such SPC to reimburse the Issuer or the Lenders for such amounts in accordance with such terms being herein referred to as a "Liquidity Obligation")). To the extent the Issuer is not reimbursed in full in respect of any Reimbursement Obligation payable by the Borrower in accordance with the immediately preceding sentence, such Reimbursement Obligation shall accrue interest at a fluctuating rate determined by reference to the Alternate Base Rate, plus a margin of 2.0% per annum, payable on demand. In the event the Issuer is not reimbursed by the Borrower on the Disbursement Date for any Reimbursement Obligation in respect of any General Letter of Credit due and owing on such Disbursement Date, or if the Issuer must for any reason return or disgorge such reimbursement, the Lenders (including the Issuer) shall, on the terms and subject to the conditions of this Agreement (including the conditions set forth in Article VI), fund such Reimbursement Obligation by making, on the next Business Day, Loans which are ABR Loans as provided in Section 2.3 (the Borrower being deemed to have given a timely Borrowing Request therefor for such amount); provided, however, for the purpose of determining the availability of the Commitments to make Loans immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligation shall be deemed not to be outstanding at such time.

         SECTION 4.6. Reimbursement. The obligation (a "Reimbursement Obligation") of an Obligor under Section 4.5 or under the applicable Enhancement Letter of Credit Application and Agreement to reimburse the Issuer with respect to each disbursement (including interest thereon), and each Lender's obligation to make participation payments in each drawing which has not been reimbursed by the Borrower or the applicable Account Party, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Borrower may have or have had against any Lender or any beneficiary of a

Letter of Credit, including any defense based upon the occurrence of any Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such disbursement, or the legality, validity, form, regularity, or enforceability of such Letter of Credit; provided, however, that nothing herein shall adversely affect the right of the Borrower to commence any proceeding against the Issuer for any wrongful disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

         SECTION 4.7. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default or the occurrence of the Letter of Credit Commitment Termination Date, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the election of the Issuer acting on instructions from the Required Lenders, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Issuer to the Administrative Agent and the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer the amount deemed to have been so paid or disbursed by the Issuer. Any amounts so received by the Issuer from the Borrower pursuant to this Section shall be held as collateral security for the repayment of the Borrower's obligations in connection with the Letters of Credit issued by the Issuer. At any time when such Letters of Credit shall terminate and all Obligations of the Issuer are either terminated or paid or reimbursed to the Issuer in full, the Obligations of the Borrower under this Section shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Issuer), and the Issuer will return to the Borrower the excess, if any, of

                  (a) the aggregate amount deposited by the Borrower with the Issuer and not theretofore applied by the Issuer to any Reimbursement Obligation over

                  (b) the aggregate amount of all Reimbursement Obligations to the Issuer pursuant to this Section, as so adjusted.

At such time when all Events of Default shall have been cured or waived, the Issuer shall return to the Borrower all amounts then on deposit with the Issuer pursuant to this Section. All amounts on deposit pursuant to this Section shall, until their application to any Reimbursement Obligation or their return to the Borrower, as the case may be, bear interest at the daily average Federal Funds Rate from time to time in effect (net of the costs of any reserve requirements, in respect of amounts on deposit pursuant to this Section, pursuant to F.R.S. Board Regulation D), which interest shall be held by the Issuer as additional collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Issuer.

         SECTION 4.8. Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuer nor any Lender (except to the extent of its own gross negligence or wilful misconduct) shall be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted the Issuer or any Lender hereunder. In furtherance and extension, and not in limitation or derogation, of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith shall be binding upon the Borrower and shall not put the Issuer under any resulting liability to the Borrower.

         SECTION 4.9. Indemnity. In addition to amounts payable as elsewhere provided herein, the Borrower hereby agrees to protect, indemnify, pay and save the Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Issuer may incur or be subject to as a consequence, direct or indirect, of

                  (a) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of the Issuer as determined by a court of competent jurisdiction, or

                  (b) the failure of the Issuer to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

         SECTION 4.10. Borrower's Guaranty of Reimbursement Obligations of its Subsidiaries. The Borrower agrees as follows in respect of the Reimbursement Obligations of its Subsidiaries (other than SPCs):

         SECTION 4.10.1. Guaranty. The Borrower hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Reimbursement Obligations (other than Liquidity Obligations) now or hereafter existing, of each of its Subsidiaries that is an Account Party which arise out of, or are incurred in connection with, such Letters of Credit, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

                  (b) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under the guaranty contained in this Section 4.10.

The guaranty contained in this Section 4.10 constitutes a guaranty of payment when due and not of collection, and the Borrower specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Account Party or any other Obligor (or any other Person) before or as a condition to the obligations of the Borrower under the guaranty contained in this Section 4.10 (such obligations hereinafter referred to as the "Guaranteed Obligations").

         SECTION 4.10.2. Acceleration of Guaranty. The Borrower agrees that, in the event of the dissolution or insolvency of any Account Party, any other Obligor or the Borrower, or the inability or failure of any Account Party, any other Obligor or the Borrower to pay debts as they become due, or an assignment by any Account Party, any other Obligor or the Borrower for the benefit of creditors, or the commencement of any case or proceeding in respect of any Account Party, any other Obligor or the Borrower under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations of any Account Party may not then be due and payable, the Borrower agrees that it will pay to the Administrative Agent for the account of the Secured Parties forthwith the full amount which would be payable under the guaranty contained in this Section 4.10 by the Borrower if all such Guaranteed Obligations were then due and payable.

         SECTION 4.10.3. Guaranty Absolute, etc. The guaranty contained in this
Section 4.10 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations of the Account Parties have been paid in full in cash, all Obligations of the Borrower and each other Obligor hereunder have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments shall have terminated. The Borrower guarantees that the Guaranteed Obligations of the Account Parties will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of the Borrower under the guaranty contained in this Section 4.10 shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

                  (b) the failure of any Secured Party or any holder of any Note

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against any Account Party, any other Obligor or any other Person (including any other guarantor (including the Borrower)) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor (including the Borrower) of, or collateral securing, any Guaranteed Obligations of any Account Party;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations of any Account Party, or any other extension, compromise or renewal of any Guaranteed Obligation of any Account Party;

                  (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations of any Account Party for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations of any Account Party or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Guaranteed Obligations of any Account Party; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Account Party any surety or any guarantor.

         SECTION 4.10.4. Reinstatement, etc. The Borrower agrees that the guaranty contained in this Section 4.10 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Account Party or otherwise, all as though such payment had not been made.

         SECTION 4.10.5. Waiver, etc. The Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations of any Account Party or any other Obligor and the guaranty contained in this Section 4.10 and any requirement that the Administrative Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Account Party, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Guaranteed Obligations of any Account Party.

         SECTION 4.10.6. Postponement of Subrogation, etc. The Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under the guaranty contained in this Section 4.10, by any payment made under the guaranty contained in this Section 4.10 or otherwise, until the prior payment in full in cash of all Guaranteed Obligations of each Account Party, the prior payment in full in cash of all Obligations of the Borrower, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to the Borrower on account of any such subrogation rights prior to the payment in full in cash of all Guaranteed Obligations of each Account Party shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and each holder of a Note and credited and applied against the Guaranteed Obligations of each Account Party, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if

                  (a) the Borrower has made payment to the Secured Parties and each holder of a Note of all or any part of the Guaranteed Obligations of any Account Party, and

                  (b) all Guaranteed Obligations of each Account Party have been paid in full in cash, all Obligations of the Borrower have been paid in full in cash, all Letters of Credit have been terminated or expired and all Commitments have been permanently terminated, each Secured Party and each holder of a Note agrees that, at the Borrower's request, the Administrative Agent, on behalf of the Secured Parties and the holders of the Notes, will execute and deliver to the Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Borrower of an interest in the Guaranteed Obligations of each Account Party resulting from such payment by the Borrower. In furtherance of the foregoing, for so long as any Obligations (including Guaranteed Obligations) or Commitments remain outstanding, the Borrower shall refrain from taking any action or commencing any proceeding against any Account Party(or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the guaranty contained in this Section 4.10 to any Secured Party or any holder of a Note.

         SECTION 4.10.7. Successors, Transferees and Assigns; Transfers of Notes, etc. The guaranty contained in this Section 4.10 shall:

                  (a) be binding upon the Borrower, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Credit Extension held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including the guaranty contained in this Section 4.10) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 and Article X.

         SECTION 4.11. No Bankruptcy Petition Against TFFC and Budget Funding Corporation. With respect to each Enhancement Letter of Credit issued hereunder relating to TFFC or Budget Funding Corporation, each of the Lenders hereby covenants and agrees that,

                  (a) prior to the date which is one year and one day after the payment in full of the latest maturing note issued under the Base Indenture, it will not institute against, or join with any other Person in instituting against, TFFC, and

                  (b) prior to the date which is one year and one day after the payment in full of the latest maturing commercial paper note issued by Budget Funding Corporation, it will not institute against, or join with any other Person in instituting against, Budget Funding Corporation, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 4.11 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Obligor pursuant to this Agreement or any other Loan

Document. In the event that any Lender takes action in violation of this Section 4.11, the Borrower agrees, for the benefit of the holders of the notes issued under the Base Indenture and the commercial paper notes issued by Budget Funding Corporation, that it shall cause TFFC or Budget Funding Corporation, as the case may be, to file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by such Lender against TFFC or Budget Funding Corporation, as the case may be, or the commencement of such action and raise the defense that such Lender has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert; and such Lender shall be liable for and pay any costs and expenses incurred by TFFC or Budget Funding Corporation, as the case may be, in connection therewith. The provisions of this Section 4.11 shall survive the termination of the Agreement.

         SECTION 4.12. Original Letters of Credit. (a) Each Original Letter of Credit shall be deemed to be a Letter of Credit issued hereunder.

         (b) Not in limitation of the Borrower's obligation to pay all Reimbursement Obligations in respect of each Original Letter of Credit, but in addition thereto, the Borrower hereby agrees to be bound by all provisions in this Agreement (including Article IV) and each other Loan Document relating to the payment of all Reimbursement Obligations, fees, costs and indemnifications in respect of such Original Letter of Credit as if such provisions (other than those set forth in Section 4.10) were originally direct obligations of the Borrower instead of BRACC.


                                    ARTICLE V

                 CERTAIN EUROCURRENCY RATE AND OTHER PROVISIONS

         SECTION 5.1. Eurocurrency Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower, the Administrative Agent and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurocurrency Loan of a certain type, the obligations of such Lender to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding Eurocurrency Loans of such type of such Lender shall automatically convert into ABR Loans denominated in Dollars at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion, and all Loans of such Lender that would otherwise have been made or continued as, or converted into, Eurocurrency Loans shall instead be made as or converted into, or continued as, ABR Loans upon which interest shall be payable at the same time as the related Eurocurrency Loans.

         SECTION 5.2. Deposits Unavailable. If the Administrative Agent shall have determined that by reason of circumstances affecting the Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurocurrency Loans of such type, then, upon notice from the Administrative Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, Eurocurrency Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 5.3. Increased Eurocurrency Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Eurocurrency Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the Effective Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, except for such changes with respect to increased capital costs and taxes which are governed by Sections 5.5 and 5.6, respectively; provided, however, that the Borrower shall have no obligation to pay any such additional amount under this Section 5.3 with respect to any day or days unless such Lender shall have notified the Borrower of its demand therefor within 45 days of the date upon which such Lender has obtained audited information with respect to the fiscal year of such lender in which such day or days occurred. Each such demand shall be provided to the Administrative Agent and the Borrower in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender on an after-tax basis for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 5.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any Eurocurrency Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                  (b) any Loans not being made as Eurocurrency Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, Eurocurrency Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Administrative Agent), the Borrower shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         SECTION 5.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall pay directly to such Lender within five Business Days additional amounts sufficient to compensate such Lender or such controlling Person on an after-tax basis for such reduction in rate of return; provided, however, that the Borrower shall have no obligation to pay any such additional amount under this Section 5.5 with respect to any day or days unless such Lender shall have notified the Borrower of its demand therefor within 45 days of the date upon which such Lender has obtained audited information with respect to the fiscal year of such lender in which such day or days occurred. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 5.6. Taxes. All payments by the Borrower of principal of, and interest on, the Credit Extensions and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of each Lender and the Administrative Agent, taxes imposed on or measured by its overall net income, overall receipts or overall assets and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its overall net income, overall receipts and overall assets and franchise taxes imposed on it by the jurisdiction of such Lender's Domestic Office or Eurocurrency Office, as the case may be, or any political subdivision thereof (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 5.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

         SECTION 5.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon (New York City, New York time) on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest (including interest on Eurocurrency Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on an ABR Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to Eurocurrency Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 5.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 5.3, 5.4, 5.5 and 5.6) or Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                  (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                  (b)      the total amount so recovered from the purchasing
         Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 5.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 5.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 9.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations (other than Liquidity Obligations) owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section
5.8. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

         SECTION 5.10. Substitution of Lender. If any Lender has demanded to be paid additional amounts pursuant to Section 5.3, 5.5 or 5.6 and the payment of such additional amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Borrower than with respect to the other Lenders, the Borrower shall have the right to seek one or more Eligible Assignees (each, a "Substitute Lender") to purchase the outstanding Loans of such Lender (the "Affected Lender"), and if the Borrower locates a Substitute Lender, the Affected Lender shall, upon

                  (a)      prior written notice to the Administrative Agent,

                  (b) payment to the Affected Lender of the purchase price agreed between it and the Substitute Lender (or, failing such agreement, a purchase price in the amount of the outstanding principal amount of the Affected Lender's Loans and accrued interest thereon to the date of payment) plus any amount (other than principal and interest) then due to it or accrued for its account hereunder or under any other Loan Document,

                  (c) satisfaction of the provisions set forth in Section 11.11.1, and

                  (d) payment by the Borrower to the Affected Lender and the Administrative Agent of all reasonable out-of-pocket expenses in connection with such assignment and assumption (including the processing fees described in Section 11.11.1), assign and delegate all its rights and obligations under this Agreement and any other Loan Document to which it is a party (including its outstanding Loans and participations in Letter of Credit Outstandings) to the Substitute Lender, and the Substitute Lender shall assume such rights and obligations, whereupon the Substitute Lender shall in accordance with Section 11.11.1 become a party to each Loan Document to which the Affected Lender is a party and shall have the rights and obligations of a Lender thereunder and the Affected Lender shall be released from its obligations hereunder and each other Loan Document to the extent of such assignment and delegation.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         SECTION 6.1.      [INTENTIONALLY OMITTED.]

         SECTION 6.2. All Credit Extensions. The obligation of each Lender and the Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 6.2.

         SECTION 6.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 9.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of any Credit Extension) the following statements shall be true and correct

                  (a)      the representations and warranties set forth in
         Article VII (excluding, however, those contained in Section 7.7) and in each other Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

                  (b) except as disclosed by the Borrower to the Agents, the Issuer and the Lenders pursuant to Section 7.7

                           (i)      no labor controversy, litigation,
                  arbitration or governmental investigation or proceeding shall be pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might materially adversely affect the Borrower's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

                           (ii) no development shall have occurred in any labor
                  controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 7.7 which might materially adversely affect the consolidated businesses, operations, assets, revenues, properties or prospects of the Borrower and its Subsidiaries; and

                  (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree.

         SECTION 6.2.2. Credit Request. The Administrative Agent shall have received a Borrowing Request or Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 6.2.1 are true and correct.

         SECTION 6.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligor shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrower represents and warrants unto each Agent, the Issuer and each Lender as set forth in this Article VII.

         SECTION 7.1. Organization, etc. The Borrower and each of its Subsidiaries

                  (a) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation,

                  (b) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to so qualify has not had, and could not reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole,

                  (c) has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, and

                  (d) subject to Section 7.12, has complied in all material respects with all laws, rules, regulations and orders applicable to it.

         SECTION 7.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and each such other Obligor's participation in the consummation of the Transaction are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                  (a) contravene the Borrower's or such other Obligor's Organic Documents;

                  (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or such other Obligor; or

                  (c) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties) on any of the Borrower's or such other Obligor's properties.

         SECTION 7.3. Government Approval, Regulation, etc. Other than those authorizations, approvals or other actions by, and notices to or filings with, any governmental authority or regulatory body, if any, which have been duly obtained or made and are in full force and effect, no additional authorization or approval or other action by, and no additional notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Transaction. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent the enforceability thereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, as the case may be, be the legal, valid and binding obligation of such Obligor, as the case may be, enforceable in accordance with its terms, except to the extent the enforceability thereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law. Each of the Loan Documents which purports to create a security interest creates a valid first priority security interest in the Collateral (as defined in such Loan Document) subject thereto, subject only to Liens permitted by Section 8.2.3, securing the payment of the Obligations described therein.

         SECTION 7.5. Financial Information; Absence of Undisclosed Liabilities. The financial statements of the Borrower and its Subsidiaries furnished to each Agent and each Lender pursuant to clause (a) of Section 4.8 of the Assignment and Amendment Agreement have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. To the best knowledge of the Borrower, the Borrower and its Subsidiaries did not have any material liabilities (matured or unmatured, fixed or contingent) that were not fully reflected or provided for on the financial statements delivered pursuant to clauses (a) and (b) of Section 4.8 of the Assignment and Amendment Agreement, whether or not required by GAAP to be shown on such financial statements. The pro forma balance sheets delivered pursuant to clause (c) of Section 4.8 of the Assignment and Amendment Agreement have been prepared in accordance with the requirements of GAAP for the preparation of pro forma financial statements. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of the Borrower and its Subsidiaries furnished pursuant to Section 8.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 7.6. No Material Adverse Change; Absence of Undisclosed Liabilities. There has been no material adverse change in the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, since December 31, 1997.

         SECTION 7.7. Litigation, Labor Controversies, etc. There is no pending or, to the best knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in
Item 7.7 ("Litigation") of the Disclosure Schedule.

         SECTION 7.8. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries (i) which are identified in Item 7.8(b) ("Existing Subsidiaries of the Borrower") of the Disclosure Schedule by their correct legal name, their jurisdiction of organization and the holders (and their respective percentage ownership of) the Capital Stock thereof or (ii) which are permitted to have been acquired in accordance with Section 8.2.5 or 8.2.10.

         SECTION 7.9. Ownership of Properties. Except as permitted pursuant to Section 7.13 or Section 8.2.3, the Borrower and each of its Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 8.2.3.

         SECTION 7.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be due and owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 7.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 7.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrower nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 7.12.     Environmental Warranties.  Except as set forth in
Item 7.12 ("Environmental Matters") of the Disclosure Schedule (none of which items disclosed therein, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole) and to the best knowledge of the Borrower and its Subsidiaries,

                  (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased and operated by the Borrower and such Subsidiary, as the case may be, in compliance with all Environmental Laws and in accordance with industry practices, except to the extent any such failure to comply would, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (b)  there are no pending or threatened

                           (i)      claims, complaints, notices or requests
                  for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, which, if true, would, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or

                           (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law, which, if true, would, singly or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (d) the Borrower and each of its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

                  (e) no property now or previously owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                  (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (g) neither the Borrower nor any of its Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

                  (h) neither the Borrower nor any of its Subsidiaries has entered into any agreements or engaged in any activities that, singly or in the aggregate, would give rise to liability under any Environmental Law with regard to acts, omissions or conditions of property of any third party, including any franchisee of the Borrower or any of its Subsidiaries, which liability, singly or in the aggregate, has, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (i) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole; and

                  (j) no conditions exist at, on or under any property now or previously owned or leased by the Borrower and its Subsidiaries, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law that, singly or in the aggregate, has, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 7.13. Intellectual Property. Each of the Borrower and its Subsidiaries owns and possesses or licenses (as the case may be) all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as the Borrower considers necessary for the conduct of the businesses of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons, in each case except as could not reasonably be expected to result in a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, and there is no individual patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right or copyright the loss of which would result in a material adverse change in the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, except as may be disclosed in Item 7.13 ("Intellectual Property") of the Disclosure Schedule.

         SECTION 7.14. Regulations U and X. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 7.15. Accuracy of Information. All factual information heretofore or contemporaneously furnished by the Borrower in writing to any Agent, the Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including the Transaction, true and complete copies of which were furnished to the each Agent, the Issuer and each Lender in connection with its execution and delivery hereof) was true and accurate in every material respect on the date as of which such information was dated or certified and was not incomplete by omitting to state any material fact necessary to make such information not misleading. All other such factual information hereafter furnished by or on behalf of the Borrower to any Agent, the Issuer or any Lender will be true and accurate in every material respect on the date as of which it is dated or certified and such information will not be incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 7.16. Stock Purchase Agreements and Senior Note Purchase Agreements. Each of the representations and warranties made in each of the Stock Purchase Agreements and the Senior Note Purchase Agreements is true and correct in all material respects as of the Effective Date. Each of the Stock Purchase Agreements constitutes the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms.

         SECTION 7.17. Senior Indebtedness, etc. (a) The subordination provisions applicable to the Series A Notes and the Series B Notes will be enforceable against the holders of the Series A Notes and Series B Notes by the holder of any Senior Indebtedness (as defined in the Series A Note Purchase Agreements and the Series B Note Purchase Agreements) which has not effectively waived the benefits thereof. All Obligations, including those to pay principal of and interest (including post-petition interest) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute Senior Indebtedness (as defined in the Series A Note Purchase Agreements and the Series B Note Purchase Agreements) and all such Obligations are entitled to the benefits of the subordination created by the Series A Notes and Series B Notes.

         (b) The subordination provisions applicable to the Ryder Subordinated Notes will be enforceable against the holders of the Ryder Subordinated Notes by the holder of any Senior Indebtedness (as defined in the Ryder Subordinated Notes Indenture) which has not effectively waived the benefits thereof. All Obligations, including those to pay principal of and interest (including post-petition interest) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute Senior Indebtedness and Designated Senior

Indebtedness (as defined in the Ryder Subordinated Notes Indenture), and all such Obligations are entitled to the benefits of the subordination created by the Ryder Subordinated Note Indenture. The "Subordination Termination Date" as defined in the Ryder Subordinated Note Indenture has not occurred.

         (c) The subordination provisions applicable to the High Tides Debentures and the High Tides Guaranty will be enforceable against the holders of the High Tide Debentures and the Convertible Preferred Securities by the holder of any Senior Debt (as defined in each of the High Tides Debentures Indenture and the High Tides Guaranty) which has not effectively waived the benefits thereof. All Obligations, including those to pay principal of and interest (including post-petition interest) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute Senior Debt and Designated Senior Debt (as defined in each of the High Tides Debentures Indenture and the High Tides Guaranty) and all such Obligations are entitled to the benefits of the subordination created by the High Tides Debentures and the High Tides Guaranty.

         SECTION 7.18. No Burdensome Restrictions. Except as disclosed in the prospectus filed pursuant to Rule 424(b) under the Securities Act in connection with the Registration Statement, neither the Borrower nor any of its Subsidiaries, is subject to any law, rule, regulation, order or agreement which could reasonably be expected to have a material adverse effect on the currently existing business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole.

         SECTION 7.19. Year 2000 Compatibility. The Borrower and its Subsidiaries have taken, or will take, all steps reasonably necessary to ensure that the software necessary for the operation of their business will not experience abnormally ending, invalid or incorrect results with respect to computations, calculations or operations involving dates on or subsequent to January 1, 2000 as a result of any "year 2000" incompatibilities. Within 90 days following the Amendment Effective Date, the Borrower shall deliver to the Lenders a detailed schedule of all steps that remain to be taken to ensure complete "year 2000" compatibility, together with the expected date of completion for such steps.

         SECTION 7.20. Solvency. Each of the Borrower and each Subsidiary Guarantor has (a) assets which have a present fair saleable value greater on a going-concern basis that its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (b) has sufficient cash flow to enable it to pay its debts as they mature and (c) does not have unreasonably small capital (it being acknowledged and agreed that royalties payable by Budget Rent A Car Systems, Inc. to the Borrower or any Subsidiary Guarantor shall be excluded as a liability of Budget Rent A Car Systems, Inc. for purposes of this Section).

                                  ARTICLE VIII

                                   COVENANTS

         SECTION 8.1. Affirmative Covenants. The Borrower agrees with each Agent, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.1.

         SECTION 8.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender, the Issuer and each Agent copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and consolidated and consolidating statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries, in each case other than the consolidated statements of cash flow, for such Fiscal Quarter and, in each case (including the consolidated statements of cash flow), for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by an Authorized Officer of the Borrower;

                  (b) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audited report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by independent public accountants acceptable to the Administrative Agent and the Required Lenders, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 8.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

                  (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a Compliance Certificate, executed by an Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 8.2.4;

                  (d) as soon as possible and in any event within three days after the occurrence of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 7.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in Section 7.7, notice thereof and copies of all documentation relating thereto;

                  (f) so long as the Collateral Release Date has not occurred, (i) within 15 Business Days following the last day of each calendar month, (x) a Borrowing Base Certificate for the preceding calendar month that is calculated as of the last day of such preceding calendar month, certified by an Authorized Officer of the Borrower and
         (y) the Monthly Report (with a copy to the Collateral Agent) and (ii) as soon as possible following the presentment for payment under any Enhancement Letter of Credit, a Borrowing Base Certificate for the date of such presentment that is calculated as of the last day of the calendar month immediately preceding the month in which such presentment is made, in the case of the calculation of clauses (a),
         (c) and (d) of the definition of "Borrowing Base Amount", and as of the date of such presentment (after giving effect to any reimbursement made in connection therewith), in the case of the calculation of clause (b) of the definition of "Borrowing Base Amount", certified by an Authorized Officer of the Borrower; provided, however, that Borrowing Base Certificates and Monthly Reports shall not be required to be furnished on any date that they would otherwise be required to be furnished pursuant to subclause (i) or (ii) above if such date occurs during an Investment Grade Period, provided further, however, that, in the event a Borrowing Base Certificate or Monthly Report is not required to be furnished as a result of the occurrence of an Investment Grade Period and such Investment Grade Period terminates, the Borrower shall furnish, as soon as possible to each Lender, the Issuer and each Agent a Borrowing Base Certificate calculated in accordance with the preceding subclause (ii) (as if the relevant Investment Grade Period Termination Date was the date of the presentment for payment under an Enhancement Letter of Credit) and a Monthly Report (with a copy to the Collateral Agent) for the then most current Related Month;

                  (g) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                  (h) immediately upon becoming aware of the institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                  (i) as soon as available and in any event no later than the earlier to occur of (i) 30 days after the approval thereof by the Borrower's Board of Directors and (ii) 90 days after the first day of each Fiscal Year of the Borrower, an annual budget, prepared on a monthly basis for such Fiscal Year of the Borrower containing consolidated and consolidating projected statements of earnings and cash flow of the Borrower and its Subsidiaries;

                  (j) concurrently with the delivery of the financial statements described in clause (b) of this Section 8.1.1, a narrative explanation, in the form customarily provided to the Board of Directors of the Borrower, of any material variance from the budget of the Borrower for such Fiscal Year that is reflected in such financial statements; provided, however, if the foregoing is not provided to the Board of Directors of the Borrower the same shall, at the request of the Administrative Agent, be delivered to the Administrative Agent;

                  (k) as soon as possible and in any event within three days after the delivery thereof, copies of all notices, agreements or documents delivered pursuant to the Senior Note Purchase Agreements or the Ryder Subordinated Note Indenture and each other agreement for borrowed money to which the Borrower or any of its Subsidiaries (other than Vehicle Debt) is a party and with a commitment or outstandings exceeding $10,000,000, except for such notices, agreements or documents (i) delivered pursuant to the terms hereof or (ii) which are delivered in the ordinary course of each such agreement (such as borrowing requests, letter of credit requests and the like);

                  (l) so long as the Collateral Release Date has not occurred, on or before the second Determination Date immediately following March 31, June 30, September 30 and December 31 of each year, an Independent Accountant's Report (with a copy to the Collateral Agent); provided, however, that such Independent Accountant's Report shall not be required to be furnished if such Determination Date occurs during an Investment Grade Period;

                  (m) on January 31, 2002, a certificate from an Authorized Officer of the Borrower, dated as of such date, in which certificate such Authorized Officer shall certify that all actions necessary for the continued perfection of the Administrative Agent's Liens on all Collateral (as defined in each Loan Document) for the period from the fifth anniversary of the Closing Date until the Stated Maturity Date have been taken (including all recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to ensure such continued perfection); and

                  (n) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

         SECTION 8.1.2. Compliance with Laws, Material Agreements, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, orders and material agreements, such compliance to include:

                  (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation;

                  (b) the maintenance and preservation of all governmental licenses, permits and other approvals necessary for it to perform its obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it;

                  (c) the maintenance, preservation and renewal of all material agreements necessary to conduct its business substantially as currently conducted by it (or the substitution for any such material agreement with a similar agreement), including the Supply Agreement dated as of the Effective Date, between Ford Motor Company and the Borrower, and the Advertising Agreement dated as of the Effective Date, between Ford Motor Company and the Borrower; and

                  (d) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 8.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

         SECTION 8.1.4. Insurance. The Borrower will, and will cause each of its respective Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses of established reputation and will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an

Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

         SECTION 8.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of their respective business affairs and transactions and permit each Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of their respective offices, to discuss their respective financial matters with their respective officers and independent public accountant (and the Borrower hereby authorizes such independent public accountants to discuss such financial matters with each Lender or its representatives whether or not any representative of the Borrower or such Subsidiary is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of their respective books or other corporate records. The Borrower shall pay any fees of such independent public accountant incurred in connection with the either Agent's or any Lender's exercise of its rights pursuant to this Section.

         SECTION 8.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                  (a) use and operate all of their respective facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                  (b) follow practices that are at least as effective as industry practices to minimize and respond to spills and overfills of petroleum products;

                  (c) respond to past and ongoing releases of petroleum-containing materials in a manner that, as prudent, minimizes potential liability to third parties for off-site contamination from facilities owned or leased or otherwise operated by the Borrower or any of its Subsidiaries;

                  (d) respond to past and ongoing releases of petroleum-containing materials in a manner that, as prudent, minimizes any likelihood that the Borrower or any of its Subsidiaries would incur costs or damages that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (e) manage the disposition of residuals such as spent petroleum-containing material in a manner that, as prudent, minimizes any likelihood that the Borrower or any of its Subsidiaries would incur costs or damages that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (f) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of their facilities and properties or compliance with Environmental Laws; and

                  (g) provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 8.1.6.

         SECTION 8.1.7. Use of Proceeds. The Borrower shall apply the proceeds of each Credit Extension in accordance with the seventh recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act or any "margin stock", as defined in F.R.S. Board Regulation U.

         SECTION 8.1.8. Debt Tender Offer and Consent Solicitation. The Borrower shall cause the Debt Tender Offer and the Consent Solicitation to have been consummated in accordance with their terms on or prior to July 16, 1998, and after giving effect to such consummation no more than $87,000,000 in principal amount of the Ryder Subordinated Notes shall be outstanding.

         SECTION 8.1.9. Future Subsidiaries. Without limiting the effect of any provision contained herein (including Section 8.2.5), upon any Person becoming either a direct or indirect Subsidiary of the Borrower (other than an SPC or a Non-Material Subsidiary),

                  (a) in the event such Person is a Subsidiary which is not a Foreign Subsidiary, such Person (i) if not theretofore a party to the Subsidiary Guaranty, shall execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty for the purpose of becoming a guarantor thereunder, which supplement shall be substantially in the form attached to the Subsidiary Guaranty, and
         (ii) if not theretofore a party to the Subsidiary Security Agreement and if the Collateral Release Date has not occurred, shall execute and deliver to the Administrative Agent within ten Business Days of becoming a Subsidiary of the Borrower a supplement to the Subsidiary Security Agreement for the purpose of becoming a grantor thereunder, which supplement shall be substantially in the form attached to the Subsidiary Security Agreement;

                  (b) if the Collateral Release Date has not occurred, the Borrower and/or the Subsidiary of the Borrower that owns Capital Stock of such Person (which Subsidiary, if not theretofore a party to the Subsidiary Pledge Agreement, shall execute and deliver to the Administrative Agent a supplement to the Subsidiary Pledge Agreement for the purpose of becoming a pledgor thereunder, which supplement shall be substantially in the form attached to the Subsidiary Pledge Agreement) shall, pursuant to the Pledge Agreement (as further supplemented, if necessary, by a Foreign Pledge Agreement) to which the Borrower or such Subsidiary is a party, pledge to the Administrative Agent within ten Business Days of such Person becoming a Subsidiary of the Borrower all of the outstanding shares of the Capital Stock of such Person owned by the Borrower or such Subsidiary, together with (A) undated stock powers or equivalent instruments of transfer satisfactory to the Administrative Agent for such certificates or such other evidence of beneficial ownership, executed in blank (or, if any such shares of Capital Stock are uncertificated, the Administrative Agent shall have obtained "control" (as defined in the Uniform Commercial Code in effect in the State of New York) over such Capital Stock) and such other instruments and documents as the Administrative Agent shall deem necessary or in the reasonable opinion of the Administrative Agent desirable under applicable law to perfect the first priority security interest of the Administrative Agent in such Capital Stock and (B) executed copies of Uniform Commercial Code financing statements naming the Borrower or such Subsidiary as the debtor and the Administrative Agent as the secured party, suitable for filing under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent in the interests of the Borrower or such Subsidiary in such Person pledged pursuant to such Pledge Agreement (and such Foreign Pledge Agreement, if applicable); provided, however, that the Borrower or such Subsidiary shall not be required to pledge the shares of Capital Stock of a Foreign Subsidiary required to be pledged hereunder (1) if the Required Lenders have otherwise agreed or
         (2) to the extent such pledge would (x) constitute an investment in earnings in United States property under Section 956 (or any successor provision thereto) of the Code that would increase the amount of income of the applicable pledgor that would otherwise be subject to United States income tax and (y) subject the Borrower or the Person the Capital Stock of which is being pledged to a significant adverse tax consequence, as determined by the Borrower and evidenced by a certificate of an Authorized Officer of the Borrower that is accepted in writing by the Administrative Agent (such acceptance not to be unreasonably withheld);

                  (c) the Administrative Agent shall have received from each such Subsidiary certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary of the Borrower, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements (i) filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) being terminated pursuant to termination statements that are to be delivered on or prior to the date such Person becomes such Subsidiary or (iii) in respect of Liens permitted under Section 8.2.3) shall cover any of the collateral described in the Subsidiary Security Agreement); and

                  (d) if the Collateral Release Date has not occurred, the Administrative Agent shall have received from each such Person within ten days of such Person becoming a Subsidiary of the Borrower executed copies of U.C.C. financing statements naming each such Person as the debtor and the Administrative Agent as the secured party, suitable for filing under the U.C.C. of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement entered into by such Person, together, in each case, with such opinions of legal counsel as the Administrative Agent may reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 8.2. Negative Covenants. The Borrower agrees with each Agent, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this Section 8.2.

         SECTION 8.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the first recital and such activities as may be incidental or related thereto, including, the ownership and operation of parking lots, the ownership and operation of public storage facilities, the ownership and rental of recreation vehicles and the ownership and operation of limousine services, taxi fleets or car dealerships.

         SECTION 8.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                  (a)      Indebtedness in respect of the Loans and other
         Obligations;

                  (b) until the Closing Date, Indebtedness and identified in Item 8.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

                  (c) Indebtedness existing as of the Amendment Effective Date which is identified in Item 8.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule (provided that any item of Indebtedness existing as of the Effective Date having a principal amount not exceeding $500,000 that is not identified in such Item 8.2.2(c) shall be permitted hereunder to the extent the aggregate principal amount of all such Indebtedness does not exceed $2,500,000);

                  (d) Indebtedness of Ryder in respect of the Ryder Subordinated Notes in an aggregate principal amount not to exceed (i) on or prior to July 16, 1998, $175,000,000 less the portion thereof repaid, redeemed or repurchased and (ii) thereafter, $87,000,000 less the portion thereof repaid, redeemed or repurchased;

                  (e) Indebtedness of the Borrower in respect of the High Tides Debentures in an aggregate principal amount not to exceed the lesser of

                           (i) the quotient obtained by dividing (A) the sum of $300,000,000 and the gross proceeds (not exceeding $45,000,000) received by the Borrower pursuant to the exercise of any "over-allotment option" under the Purchase Agreement, less the portion thereof repaid, redeemed or repurchased, by (B) 97% and

                           (ii) the quotient obtained by dividing (A) the aggregate liquidation value of the Convertible Preferred Securities (exclusive of any Convertible Preferred Securities which have been exchanged for common stock of the Borrower), by (B) 97%;

                  (f) Indebtedness of the Borrower in respect of the Series B Notes in an aggregate principal amount not to exceed $50,000,000 less the portion thereof represented by Series B Notes which have been exchanged for common stock of the Borrower;

                  (g)      Vehicle Debt;

                  (h)      Indebtedness in respect of (i) Demand Capitalization
         Note I to the extent the obligations of BRACC thereunder (whether contingent or otherwise) do not exceed at any time $31,500,000, (ii) Demand Capitalization Note II to the extent the obligations of the Borrower thereunder (whether contingent or otherwise) do not exceed at any time $54,000,000, (iii) Demand Capitalization Note III to the extent the obligations of the Borrower thereunder (whether contingent or otherwise) do not exceed at any time $60,000,000 and (iv) Demand Capitalization Note IV to the extent the obligations of the Borrower thereunder (whether contingent or otherwise) do not exceed at any time $18,000,000;

                  (i) Indebtedness of Foreign Subsidiaries incurred for working capital purposes to the extent the aggregate principal amount thereof does not exceed at any time outstanding $30,000,000;

                  (j) Indebtedness in an aggregate principal amount not to exceed $55,000,000 at any time outstanding which is incurred by the Borrower or any of its Subsidiaries to a vendor of any assets permitted to be acquired pursuant to Section 8.2.7 to finance its acquisition of such assets;

                  (k) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

                  (l) Indebtedness in respect of Capitalized Lease Liabilities to the extent permitted by Section 8.2.7;

                  (m) Hedging Obligations of the Borrower or any of its Subsidiaries pursuant to agreements designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness of the Borrower or such Subsidiary and not entered into for purposes of speculation;

                  (n) Hedging Obligations of the Borrower or any of its Subsidiaries pursuant to agreements designed to protect the Borrower or any of its Subsidiaries against fluctuations in currency values and entered into in the ordinary course of business and not for purposes of speculation;

                  (o)      [INTENTIONALLY OMITTED];

                  (p) Contingent Liabilities of the Borrower or a Subsidiary Guarantor in respect of Vehicle Debt of the Borrower or a Subsidiary Guarantor that is a Wholly-Owned Subsidiary of the Borrower;

                  (q) Indebtedness of the Borrower or any Subsidiary of the Borrower owing to a Subsidiary of the Borrower (other than a Subsidiary Guarantor); provided that any such Indebtedness of the Borrower (other than Indebtedness of the Borrower owing to TFFC in respect of amounts advanced by TFFC to the Borrower based upon TFFC's Profits (as defined in the Base Indenture or any supplement thereto)) constitutes Subordinated Intercompany Debt;

                  (r) Indebtedness of Subsidiary Guarantors that are Wholly Owned Subsidiaries of the Borrower owing to the Borrower or a Subsidiary Guarantor;

                  (s) Indebtedness of Subsidiaries of the Borrower owing to the Borrower or a Subsidiary Guarantor to the extent permitted by clause (g) of Section 8.2.5;

                  (t) Contingent Liabilities of the Borrower in respect of (i) the High Tides Guaranty and (ii) the guarantees of the Borrower in respect of Indebtedness of a Foreign Subsidiary of the type permitted and described in clause (g) or (i) above;

                  (u) Indebtedness which refinances Indebtedness permitted by clause (f) above; provided, however, that after giving effect to such refinancing, (i) the principal amount of outstanding Indebtedness is not increased, (ii) neither the tenor nor the average life thereof is reduced, (iii) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced, (iv) the security, if any, for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness), (v) the holders of refinancing Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced and
         (vi) the refinancing Indebtedness is subordinated to the same degree, if any, as the Indebtedness being refinanced; and

                  (v) other Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed at any time outstanding $50,000,000;

provided, however, that no Indebtedness otherwise permitted by clauses (i),
(j), (l), (m), (n), (s) or (v) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

         SECTION 8.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                  (b) Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 8.2.2;

                  (c) Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause
         (c) of Section 8.2.2;

                  (d) Liens granted to secure payment of Vehicle Debt and covering only Vehicles financed by such Vehicle Debt, Excluded Receivables relating to such Vehicles, rights under the Demand Capitalization Note, cash (and investments thereof in High Quality Investments) of an SPC arising from the operations of such SPC and all proceeds of the foregoing;

                  (e) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (i) of Section 8.2.2 and covering only assets of the Foreign Subsidiary obligated under such Indebtedness;

                  (f) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (j) of Section 8.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

                  (g) Liens granted to secure payment of Indebtedness (other than Subordinated Intercompany Debt) of the type permitted and described in clause (q), (r) or (s) of Section 8.2.2;

                  (h) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (i) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (j) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                  (k) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

                  (l) other Liens securing Indebtedness in an aggregate amount not to exceed $35,000,000 at any time outstanding (it being acknowledged that any such Liens shall not cover any property, revenues or assets constituting Collateral (as such term is defined in any Loan Document)).

         Notwithstanding the foregoing clauses (b) through (l), the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any trademarks, software systems, reservations systems or other intellectual property (or rights in respect of any thereof), whether now owned or hereafter acquired.

         SECTION 8.2.4.    Financial Condition.  The Borrower will not permit:

                  (a) the Net Worth of the Borrower to be at any time less than the sum, at such time, of (i) $538,000,000 plus (ii) 50% of the Net Income of the Borrower for each Fiscal Year, commencing with the 1998 Fiscal Year, as shall have been completed on or prior to such time (in each case with no reduction for net losses) plus 50% of Net Equity Proceeds;

                  (b) the Leverage Ratio, as of the last day of each Fiscal Quarter, commencing with the third Fiscal Quarter of the 1998 Fiscal Year, to be greater than the ratio set forth opposite such Fiscal Quarter below:

        FISCAL QUARTER                                   RATIO

The third Fiscal Quarter of the
   1998 Fiscal Year                                    4.25:1.00

The fourth Fiscal Quarter of
   the 1998 Fiscal Year and
   the first, second and third
   Fiscal Quarters of the 1999
   Fiscal Year                                         4.00:1.00

The fourth Fiscal Quarter of
   the 1999 Fiscal Year and
   the first, second and third
   Fiscal Quarters of the 2000
   Fiscal Year                                         3.25:1.00

The fourth Fiscal Quarter of
   the 2000 Fiscal Year and
   the first, second and third
   Fiscal Quarters of the 2001
   Fiscal Year                                         3.00:1.00

The fourth Fiscal Quarter of
   the 2001 Fiscal Year and
   each Fiscal Quarter
   thereafter                                          2.75:1.00


                  (c) the Interest Coverage Ratio, as of the last day of each Fiscal Quarter, commencing with the third Fiscal Quarter of the 1998 Fiscal Year, to be less than the ratio set forth opposite such Fiscal Quarter below:


          FISCAL QUARTER                                 RATIO

The third Fiscal Quarter of the
   1998 Fiscal Year                                    3.50:1.00

The fourth Fiscal Quarter of the
   1998 Fiscal Year and the
   first, second and third Fiscal
   Quarters of the 1999 Fiscal
   Year                                                3.75:1.00

          FISCAL QUARTER                                  RATIO

The fourth Fiscal Quarter of the
     1999 Fiscal Year and each
     Fiscal Quarter thereafter                          4.00:1.00


         SECTION 8.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                  (a) Investments existing on the Amendment Effective Date and identified in Item 8.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                  (b)      Cash Equivalent Investments and High Quality
         Investments;

                  (c)      Investments which are Permitted Business
         Acquisitions;

                  (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 8.2.7;

                  (e)      [INTENTIONALLY OMITTED];

                  (f) Investments by the Borrower and Subsidiary Guarantors in Subsidiary Guarantors that are Wholly Owned Subsidiaries of the Borrower;

                  (g) Investments by the Borrower and Subsidiary Guarantors in Subsidiaries of the Borrower (other than Budget Capital) that are not permitted by the preceding clause (f), by way of contributions to capital, the making of loans or advances or the incurrence of Contingent Liabilities (other than Contingent Liabilities permitted pursuant to clause (t) of Section 8.2.2), to the extent the aggregate amount of such Investments in any Fiscal Year does not exceed $35,000,000 and the aggregate amount of such Investments at any time outstanding does not exceed $75,000,000;

                  (h) the equity securities of Budget Capital held by the Borrower on the Amendment Effective Date to the extent the aggregate liquidation amount of such equity securities does not exceed 3% of the total capital of Budget Capital;

                  (i) Investments by a Subsidiary of the Borrower (other than a Subsidiary Guarantor) in the Borrower or a Subsidiary of the Borrower;

                  (j) without duplication, Investments permitted as Contingent Liabilities pursuant to Section 8.2.2; and

                  (k) other Investments in an aggregate amount at any one time not to exceed $35,000,000;

provided, however, that

                  (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" or "High Quality Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (ii)     no Investment otherwise permitted by clause (c),
         (e), (g) or (k) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

         SECTION 8.2.6. Restricted Payments, etc. On and at all times after the Amendment Effective Date:

                  (a) the Borrower will not declare, pay or make any Distribution with respect to any shares of its Capital Stock (now or hereafter outstanding) or on any warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) of the Borrower; provided, however, that the Borrower may declare, pay and make Distributions to its stockholders in any Fiscal Year to the extent the aggregate amount of such Distributions to be made by the Borrower pursuant to this proviso, when added to the aggregate amount of all other such Distributions made pursuant to this proviso during the Fiscal Year in which such Distribution would be made, does not exceed 20% of the Net Income of the Borrower for the immediately preceding Fiscal Year, so long as

                           (i) both before and after giving effect to any such Distribution pursuant to the preceding proviso, no Default shall have occurred and be continuing, and

                           (ii) the Borrower shall have delivered to the Administrative Agent (A) financial statements prepared on a pro forma basis to give effect to such Distribution for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Section
                  8.1.1 (including Section 8.1.1 of the Original Credit Agreement) and (B) a certificate of the Borrower executed by an Authorized Officer of the Borrower demonstrating that the financial results reflected in such financial statements would comply with the requirements of
                  Section 8.2.4 for the Fiscal Quarter in which such Distribution is to be made;

                  (b) the Borrower will not permit any of its Subsidiaries to declare, pay or make any Distribution with respect to any shares of Capital Stock (now or hereafter outstanding) of any such Subsidiary (other than (x) with respect to any such shares held by the Borrower or any of its Wholly Owned Subsidiaries and (y) with respect to such shares which are shares of common stock, so long as such Distribution is made on a pro rata basis, consistent with the ownership interests in such shares of common stock, to the owners of such shares of common stock) or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of any such Subsidiary, or warrants, options or other rights with respect to any such shares of Capital Stock (now or hereafter outstanding) of any such Subsidiary (other than any such shares, warrants, options or other rights held by the Borrower or any of its Wholly Owned Subsidiaries); provided, however, that Budget Capital may declare, pay and make the quarterly distributions set forth in the Budget Capital Trust Documents on the stated, scheduled dates therefor;

                  (c) the Borrower will not, and will not permit any of its Subsidiaries to

                           (i) make any payment or prepayment of principal of,
                  or make any payment of interest on, any Subordinated Debt (other than Subordinated Debt held by the Borrower or any Wholly Owned Subsidiary of the Borrower that is a Subsidiary Guarantor), other than payments of interest on the stated, scheduled date for such payments of interest as set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt; or

                           (ii) redeem, purchase or defease, any Subordinated
                  Debt (other than Subordinated Debt held by the Borrower or any Wholly Owned Subsidiary of the Borrower that is a Subsidiary Guarantor); and

                  (d) the Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes.

         SECTION 8.2.7. Capital Expenditures, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except (i) Capital Expenditures for the acquisition of Vehicles and (ii) other Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such Fiscal Year:

                    1998                                 $86,000,000
                    1999                                 $65,000,000
                    2000                                 $70,000,000
                    2001                                 $73,000,000
                    2002                                 $77,000,000
                    2003                                 $40,000,000

                  (b) Notwithstanding anything to the contrary contained in Section 8.2.7(a)(ii) above, to the extent that Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year are less than the maximum amount permitted to be made for such Fiscal Year pursuant to Section 8.2.7(a)(ii) above, 50% of such unused amount (each such amount, a "carry-forward amount") may be carried forward to the immediately succeeding Fiscal Year and utilized to make Capital Expenditures in such succeeding Fiscal Year in the event the amount permitted pursuant to Section 8.2.7(a)(ii) in such succeeding Fiscal Year has been used (it being understood and agreed that no carry-forward amount may be carried forward beyond the Fiscal Year immediately succeeding the Fiscal Year in which it arose and that no portion of the carry-forward amount available for any Fiscal Year may be used until the entire amount of Capital Expenditures permitted to be made in such Fiscal Year (without giving effect to such carry-forward amount) shall be made); provided, however, that in no event shall the Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year pursuant to Section 8.2.7(a)(ii) and this Section 8.2.7(b) exceed 135% of the amount set forth for such Fiscal Year in Section 8.2.7(a)(ii).

           SECTION 8.2.8. Take or Pay Contracts. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it (it being understood and agreed that motor vehicle supply agreements containing customary and reasonable provisions that provide price and other incentives to purchase motor vehicles from the manufacturer thereunder shall not violate this Section 8.2.8).

           SECTION 8.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or otherwise enter into or consummate any Business Acquisition not constituting an Investment, except

                  (a) any Subsidiary of the Borrower may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any Wholly Owned Subsidiary of the Borrower, and the assets or stock of any Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any Wholly Owned Subsidiary of the Borrower; and

                  (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrower or any of its Subsidiaries may enter into or consummate any Permitted Business Acquisition.

         SECTION 8.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, issue, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, any property, business or assets of the Borrower or any of its Subsidiaries (including accounts receivable and Capital Stock) to any Person, unless

                  (a) any such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 8.2.9;

                  (b) any such issuance is an issuance of Capital Stock of the Borrower;

                  (c) (i) any such sale, transfer or conveyance is for not less than the fair market value of the assets so sold, transferred or conveyed (as determined in good faith by the Board of Directors of the Borrower or a committee thereof, whose determination shall be evidenced by a certified written resolution of such Board or committee) and the consideration received by the Borrower or the relevant Subsidiary of the Borrower in respect thereof consists of at least 75% cash or Cash Equivalent Investments and (ii) the fair market value of such assets, together with the aggregate fair market value of all other assets sold, transferred or conveyed pursuant to this clause (c) in the Fiscal Year such assets are sold, transferred or conveyed, does not exceed $35,000,000; provided, however, that no such sale, transfer or conveyance shall be permitted to be made if immediately before or after giving effect thereto, any Default shall have occurred and be continuing; or

                  (d) without limiting the effect in any manner of the provisions of Article IX, any such sale, transfer or conveyance of Vehicles is in connection with a Liquidation Event of Default (as defined in the Liquidity Facility) or similar event of default with respect to Budget Funding Corporation, TFFC or any other SPC under any other agreement relating to Vehicle Debt.

         SECTION 8.2.11. Modification of Certain Agreements. The Borrower will not consent to, and will not permit any of its Subsidiaries to consent to, any amendment, supplement or other modification of (a) any of the terms or provisions contained in, or applicable to, a Stock Purchase Agreement, the Ryder Merger Agreement, the Budget Capital Trust Documents or the Debt Tender/Consent Solicitation Documents, other than any amendment, supplement or other modification which would not have an adverse effect on the Lenders or (b) the Liquidity Facility, the Series A Note Purchase Agreements, the Series A Notes, the Series B Note Purchase Agreements, the Series B Notes, the High Tides Debentures, the High Tides Debentures Indenture, the High Tides Guaranty or any other document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which satisfies each of the requirements set forth in the proviso to clause (u) of Section 8.2.2 or which would not have an adverse effect on the Lenders.

         SECTION 8.2.12. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, however, that the foregoing restriction shall not apply to (a) any agreement or arrangement between or among the Borrower and any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower that is not otherwise prohibited hereunder, (b) any agreement or arrangement that provides for the sale of Vehicles from TFFC to the Borrower or any other Subsidiary of the Borrower at the higher of the fair market value thereof and the net book value thereof (or, in the case of Vehicles located in Texas or Hawaii, at the net book value thereof), to the extent such agreement or arrangement is entered into in connection with a structured financing or securitization program and (c) the rate of interest on any Indebtedness permitted pursuant to clause (s) of
Section 8.2.2.

         SECTION 8.2.13. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting

                  (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired; or

                  (b) the ability of any Subsidiary of the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower;

except

                  (i) any agreement governing any Indebtedness permitted by clause (g), (j) or (l) of Section 8.2.2 as to the assets financed with the proceeds of such Indebtedness;

                  (ii) as to any SPC, usual and customary restrictions pursuant to the Organic Documents of such SPC;

                  (iii) usual and customary restrictions pursuant to any agreement relating to any Indebtedness of any Foreign Subsidiary permitted pursuant to clause (i) of Section 8.2.2, such as maintenance of net worth or other balance sheet conditions, provided that such restrictions are agreed to in good faith and, where applicable, based upon reasonable assumptions; or

                  (iv) as to Budget Capital, pursuant to the Budget Capital Trust Documents.

         SECTION 8.2.14. Ability to Amend; Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or accept obligations under, any agreement (a) prohibiting (including subjecting to any condition) the ability of the Borrower or any of its Subsidiaries to amend, supplement or otherwise modify this Agreement or any other Loan Document or (b) containing any provision that would contravene any provision of this Agreement or any other Loan Document.

         SECTION 8.2.15. Accounting Changes. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year from twelve consecutive calendar months ending on December 31.

         SECTION 8.2.16. Tax Sharing Arrangements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or permit to exist any tax sharing agreement or similar arrangement unless the same shall have been reviewed by, and consented to, by the Administrative Agent.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

         SECTION 9.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 9.1 shall constitute an "Event of Default".

         SECTION 9.1.1. Non-Payment of Obligations. The Borrower or any other Obligor shall (a) default in the payment or prepayment when due of any principal of any Loan, (b) default in the payment when due of any Reimbursement Obligation, or (c) default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest on any Loan, any fee or of any other Obligation.

         SECTION 9.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to either Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article VI or the Assignment and Amendment Agreement) is or shall be incorrect when made in any material respect.

         SECTION 9.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 8.2 or Section 8.1.1, 8.1.2 (except to the extent such Section relates to a Non-Material Subsidiary), 8.1.8, or 8.1.9.

         SECTION 9.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender.

         SECTION 9.1.5. Default on Other Indebtedness, etc. (a) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 9.1.1) of the Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $15,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

                  (b) A Liquidity Agreement Amortization Event (as defined in the Liquidity Facility) shall have occurred or TFFC is unable to finance the purchase of Vehicles pursuant to the CP Program or any similar event shall have occurred with respect to TFFC or any other SPC.

                  (c) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any amount payable by the Borrower or Budget Capital with respect to the High Tides Debentures or the Convertible Preferred Securities, or a default shall occur in the performance or observance of any obligation or condition with respect to the High Tides Debentures or the Convertible Preferred Securities if the effect of such default is to accelerate the maturity of the High Tides Debentures or result in the mandatory redemption of the Convertible Preferred Securities or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of the High Tides Debentures or the Convertible Preferred Securities, or any trustee or agent for such holders, to cause the High Tides Debentures to become due and payable prior to their expressed maturity or cause the Convertible Preferred Securities to become mandatorily redeemable.

         SECTION 9.1.6. Judgments. Any judgment or order for the payment of money in excess of $15,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any other Obligor and either

                  (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                  (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

         SECTION 9.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by the Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000 (provided, however, that the Borrower may terminate its domestic defined benefit pension plan which it suspended effective December 31, 1991, so long as such termination does not result in the Borrower or any member of its Controlled Group incurring a liability in respect of such Pension Plan in excess of $10,000,000); or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

         SECTION 9.1.8. Change in Control. Any Change in Control shall occur.

         SECTION 9.1.9. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries (other than a Non-Material Subsidiary) or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each of its Subsidiaries and each other Obligor hereby expressly authorizes the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, such Subsidiary and each other Obligor hereby expressly authorizes each Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 9.1.10. Impairment of Security, etc. (a) Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

                  (b) The subordination provisions contained in the Series A Note Purchase Agreements, the Series B Note Purchase Agreements, the Ryder Subordinated Note Indenture, the High Tides Debentures Indenture or the High Tides Guaranty shall, in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any holder of Series A Notes, Series B Notes, Ryder Subordinated Notes, High Tides Debentures or Convertible Preferred Securities or of any party to the Series A Note Purchase Agreements, the Series B Note Purchase Agreements, the Ryder Subordinated Note Indenture, the High Tides Debenture Indenture or the High Tides Guaranty; or any such holder, any such party or any party to the Budget Capital Trust Documents shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of such subordination provisions.

         SECTION 9.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 9.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable and the Borrower shall immediately comply with its obligations under Section 4.7, in each case, without notice or demand.

         SECTION 9.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 9.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated and/or demand immediate compliance of the Borrower with its obligations under Section 4.7, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, the Commitments shall terminate and/or, as the case may be, the Borrower shall be obligated to comply immediately with its obligations under Section 4.7.


                                   ARTICLE X

                                   THE AGENTS

         SECTION 10.1. Actions. Each Lender hereby appoints Credit Suisse First Boston as its Administrative Agent and NationsBanc as its Documentation Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Agent pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which such Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. No Agent shall be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless such Agent is indemnified hereunder to its satisfaction. If any indemnity in favor of either Agent shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 10.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 12:00 noon (New York City, New York time) on the Business Day of a Borrowing, with respect to ABR Loans, and by 5:00 p.m. (New York City, New York time) on the Business Day prior to a Borrowing, with respect to Eurocurrency Loans, that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrower) and (in the case of the Lender), at the Federal Funds Rate for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 10.3. Exculpation. Neither Agent nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by either Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 10.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder in such capacity. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                  (a) this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

         SECTION 10.5. Credit Extensions by Agents. Each Agent shall have the same rights and powers with respect to (x) the Loans made by it in its capacity as a Lender or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and (z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not an Agent. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Credit Suisse First Boston and NationsBanc were not Agents hereunder.

         SECTION 10.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 10.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the

Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                  (a) modify any requirement hereunder that any particular action be taken by all the Lenders, by the Required Lenders or by the Supermajority Lenders shall be effective unless consented to by each Lender;

                  (b) modify this Section 11.1, change the definition of "Required Lenders" or "Supermajority Lenders", increase the Commitment Amount or the Percentage of any Lender, reduce any fees described in
         Article III, release all or substantially all collateral security which is a component in the Borrowing Base Amount, except as otherwise specifically provided in any Loan Document, release any Guarantor from its obligations under its Guaranty, or extend the Loan Commitment Termination Date or the Letter of Credit Commitment Termination Date shall be made without the consent of each Lender;

                  (c) release all or substantially all collateral security which is not a component in the Borrowing Base Amount, except as otherwise specifically provided in any Loan Document shall be made without the consent of the Supermajority Lenders;

                  (d)      extend the due date for, or reduce the amount of,
         (i) any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) or (ii) any repayment of a Reimbursement Obligation (or reduce the amount of or rate of interest on any Reimbursement Obligation) shall be made without the consent of each Lender;

                  (e) modify the definition of Borrowing Base Amount or any definition related thereto shall be made without the consent of the Supermajority Lenders;

                  (f) affect adversely the interests, rights or obligations of the Issuer qua the Issuer shall be made without the consent of the Issuer; or

                  (g) affect adversely the interests, rights or obligations of the Administrative Agent qua the Administrative Agent shall be made without consent of the Administrative Agent.

No failure or delay on the part of either Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         Notwithstanding any provision to the contrary herein or in any other Loan Document, as soon as practicable following the occurrence of the Collateral Release Date all Collateral granted by the Borrower and each of its Subsidiaries pursuant to a Loan Document shall be released from the Lien of such Loan Document. Each of the Lenders authorizes the Administrative Agent to take all actions and execute all documentation necessary to effect such release, and the Administrative Agent, at the Borrower's and each such Subsidiary's sole expense, shall execute and deliver to the Borrower and the applicable Subsidiary such documents as the Borrower and the applicable Subsidiary shall reasonably request to evidence such release.

         SECTION 11.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth in the case of the Borrower or any Agent, below its signature hereto or in the case of any Lender, in Schedule II hereto or in a Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation thereof is received by the transmitter.

         SECTION 11.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all expenses of each Agent (including the fees and out-of-pocket expenses of counsel to the Agents and of local counsel, if any, who may be retained by counsel to the Agents) in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated (other than the fees and expenses of the Agents in the event that the transactions contemplated hereby are not consummated and such non-consummation results from the failure of the Agents to negotiate and deal with the Borrower in good faith);

                  (b) the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agents, the Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, the issuance of the Notes, Letters of Credit or any other Loan Documents. The Borrower also agrees to reimburse each Agent, the Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by such Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds each Agent, the Issuer and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of,

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transaction or the use of any Letter of Credit;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to
         Article VI not to fund any Credit Extension) provided that any such action is resolved in favor of such Indemnified Party;

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, the Issuer or such Lender is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 11.5. Survival. The obligations of the Borrower under Sections 4.9, 5.3, 5.4, 5.5, 5.6, 11.3 and 11.4, and the obligations of the Lenders under Section 10.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 11.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 11.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall constitute together but one and the same agreement. This Agreement shall become effective pursuant to the terms of the Assignment and Amendment Agreement.

         SECTION 11.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement, the Fee Letter, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 11.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and all of the Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

         SECTION 11.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with this Section 11.11.

         SECTION 11.11.1.  Assignments.  Any Lender,

                  (a) with the written consents of the Borrower, the Issuer and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Administrative Agent, on or before the fifth Business Day after receipt by the Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more Eligible Assignees, and

                  (b) with notice to the Borrower, the Issuer and the Administrative Agent, but without the consent of the Borrower, the Issuer or the Administrative Agent, may assign and delegate to any of its Affiliates which is an Eligible Assignee or to any other Lender

(each Eligible Assignee to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of $5,000,000 (or such lesser amount agreed to by the Borrower and the Administrative Agent); provided, however, that following an assignment of less than all of such assigning Lenders total Loans and Commitments, such assigning Lender shall continue to have Commitments, participations in Letter of Credit Outstandings and Loans aggregating at least $5,000,000 (or such lesser amount agreed to by the Borrower and the Administrative Agent); provided further, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 5.6; provided further, however, that, the Borrower, the Issuer and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower, the Issuer and the Administrative Agent by such assigning Lender and such Assignee Lender,

                  (ii) such Assignee Lender shall have executed and delivered to the Borrower, the Issuer and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent, and

                  (iii) the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrower shall, to the extent requested, execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assigning Lender has retained Loans and Commitments hereunder which are evidenced by any Notes, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the principal comprising any assigned Loans, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the principal of any Loans not assigned shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assigning Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void.

         Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the F.R.S. Board.

         SECTION 11.11.2. Participations. Upon prior written notice to the Borrower and the Administrative Agent, any Lender may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation or sub-participation contemplated in this Section 11.11 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

                  (c) the Borrower and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

                  (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b), (c) or (d) of Section 11.1, and

                  (e) the Borrower shall not be required to pay any amount under Section 5.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 5.3, 5.4, 5.5, 5.6, 5.8, 5.9, 11.3 and 11.4, shall be considered a
Lender.

         SECTION 11.12. Other Transactions. Nothing contained herein shall preclude either Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.13. Independence of Covenants. All covenants contained in this Agreement and each other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         SECTION 11.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF

CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PERSON MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO SUCH PERSON OR THE PROPERTY OF SUCH PERSON, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF THE OBLIGATIONS OF SUCH PERSON UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 11.15. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT EACH SUCH PERSON HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH SUCH PERSON IS A PARTY) AND THAT THIS PROVISION IS A

MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.


               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      BUDGET GROUP, INC.


                                      By: /s/ Stephen G. Worthley
                                         -----------------------------------
                                         Name:  Stephen G. Worthley
                                         Title: Vice President and Treasurer

                                      Address:    4225 Naperville Road
                                                  Lisle, IL 60532

                                      Facsimile No.: (630) 955-7810

                                      Attention:  Scott R. White
                                                  Executive Vice President



                                      CREDIT SUISSE FIRST BOSTON, as a Co-
                                        Syndication Agent, a Co-Arranger,
                                        the Issuer and the Administrative Agent


                                      By: /s/ Julia P. Kingsbury
                                         -----------------------------------
                                         Name:  Julia P. Kingsbury
                                         Title: Assistant Vice President


                                      By: /s/ Robert Hetu
                                         -----------------------------------
                                         Name:  Robert Hetu
                                         Title: Associate

                                      Address:    Eleven Madison Avenue
                                                  21st Floor
                                                  New York, NY  10010-3629

                                      Facsimile No.:  (212) 325-8304

                                      Attention:  Robert Hetu

                                      NATIONSBANC MONTGOMERY SECURITIES
                                        LLC, as a Co-Syndication Agent, a
                                        Co-Arranger and the Documentation Agent


                                      By: /s/ Arrington H. Mixon
                                         -----------------------------------
                                         Name:  Arrington H. Mixon
                                         Title:

                                      Address:    100 North Tryon Street
                                                  7th Floor
                                                  Charlotte, NC 28255

                                      Facsimile No.: (704) 388-0209

                                      Attention:  Arrington H. Mixon



                                      LENDERS:

                                      CREDIT SUISSE FIRST BOSTON

                                      By: /s/ Julia P. Kingsbury
                                         -----------------------------------
                                         Name:  Julia P. Kingsbury
                                         Title: Assistant Vice President


                                      By: /s/ Robert Hetu
                                         -----------------------------------
                                         Name:  Robert Hetu
                                         Title: Associate



                                      NATIONSBANK, N.A.


                                      By: /s/
                                         -----------------------------------
                                         Name:
                                         Title:

                                      BANK OF HAWAII


                                      By: /s/ Donna R. Parker
                                         -----------------------------------
                                         Name:  Donna R. Parker
                                         Title: Vice President



                                      BANK OF MONTREAL


                                      By: /s/ Sheila C. Weimer
                                         -----------------------------------
                                         Name:  Sheila C. Weimer
                                         Title: Director



                                      THE BANK OF NEW YORK


                                      By: /s/ Steven Wilson
                                         -----------------------------------
                                         Name:  Steven Wilson
                                         Title: AVP



                                      THE BANK OF NOVA SCOTIA


                                      By: /s/ F.C.H. Ashby
                                         -----------------------------------
                                         Name:  F.C.H. Ashby
                                         Title: Senior Manager Loan Operations



                                      THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                        NEW YORK BRANCH


                                      By: /s/ Joseph P. Devoe
                                         -----------------------------------
                                         Name:  Joseph P. Devoe
                                         Title: Attorney-In-Fact

                                      BANK POLSKA KASA OPIEKI S.A. - PEKAO
                                        S.A GROUP, NEW YORK BRANCH


                                      By: /s/ Harvey Winter
                                         -----------------------------------
                                         Name:  Harvey Winter
                                         Title: Vice President



                                      BANK UNITED


                                      By: /s/ Phil Green
                                         -----------------------------------
                                         Name:  Phil Green
                                         Title: Director, Commercial Loan
                                                Syndications



                                      PARIBAS


                                      By: /s/ Nicholas C. Mast
                                         -----------------------------------
                                         Name:  Nicholas C. Mast
                                         Title: Regional General Manager


                                      By: /s/ Brian F. Hewett
                                         -----------------------------------
                                         Name:  Brian F. Hewett
                                         Title: Vice President


                                      BANQUE WORMS CAPITAL CORPORATION


                                      By: /s/
                                         -----------------------------------
                                         Name:
                                         Title:

                                      BHF-BANK AKTIENGESELLSCHAFT


                                      By: /s/
                                         -----------------------------------
                                         Name:
                                         Title:


                                      By: /s/ Anthony Heyman
                                         -----------------------------------
                                         Name:  Anthony Heyman
                                         Title: Assistant Vice President



                                      CIBC, INC.

                                      By: /s/ Stephanie E. Devane
                                         -----------------------------------
                                         Name:  Stephanie E. Devane
                                         Title: Executive Director
                                                CIBC Oppenheimer Corp.,
                                                  as Agent



                                      COMPAGNIE FINANCIERE DE CIC ET DE
                                        L'UNION EUROPEENNE


                                      By: /s/ Martha Skidmore
                                         -----------------------------------
                                         Name:  Martha Skidmore
                                         Title: Vice President


                                      By: /s/ Marie-Rose Sensenbrenner
                                         -----------------------------------
                                         Name:  Marie-Rose Sensenbrenner
                                         Title: Vice President

                                      COMMERZBANK AKTIENGESELLSCHAFT,
                                        CHICAGO BRANCH

                                      By: /s/
                                         -----------------------------------
                                         Name:
                                         Title:



                                      CREDIT AGRICOLE INDOSUEZ


                                      By: /s/ Katherine L. Abbott
                                         -----------------------------------
                                         Name:  Katherine L. Abbott
                                         Title: First Vice President


                                      By: /s/ David Bouhl
                                         -----------------------------------
                                         Name:  David Bouhl F.V.P.
                                         Title: Head of Corporate Banking



                                      CREDIT LYONNAIS CHICAGO BRANCH


                                      By: /s/ Sandra E. Horwitz
                                         -----------------------------------
                                         Name:  Sandra E. Horwitz
                                         Title: Senior Vice President

                                      DRESDNER BANK AG, NEW YORK AND
                                        GRAND CAYMAN BRANCHES


                                      By: /s/ Ken Hamilton
                                         -----------------------------------
                                         Name:  Ken Hamilton
                                         Title: Senior Vice President


                                      By: /s/ Deborah Slusarczyk
                                         -----------------------------------
                                         Name:  Deborah Slusarczyk
                                         Title: Vice President


                                      ERSTE BANK DER OESTERREICHISCHEN
                                        SPARKASSEN AG


                                      By: /s/ John Fay
                                         -----------------------------------
                                         Name:  John Fay
                                         Title: AVP



                                      FLEET BANK, N.A.


                                      By: /s/ Andrea H. Lee
                                         -----------------------------------
                                         Name:  Andrea H. Lee
                                         Title: VP



                                      THE FUJI BANK, LIMITED


                                      By: /s/ Peter L. Chinnici
                                         -----------------------------------
                                         Name:  Peter L. Chinnici
                                         Title: Joint General Manager



                                      GREEN TREE FINANCIAL SERVICING CORP.

                                      By: /s/ Christopher A. Gouskos
                                         -----------------------------------
                                         Name:  Christopher A. Gouskos
                                         Title: Senior Vice President
                                                General Manager



                                      IMPERIAL BANK


                                      By: /s/ Mark Campbell
                                         -----------------------------------
                                         Name:  Mark Campbell
                                         Title: Senior Vice President




                                      THE LONG-TERM CREDIT BANK OF JAPAN,
                                        LTD.


                                      By: /s/ Thomas N. Meyer
                                         -----------------------------------
                                         Name:  Thomas N. Meyer
                                         Title: Senior Vice President



                                      NATEXIS BANQUE


                                      By: /s/ Pieter J. van Tulder
                                         -----------------------------------
                                         Name:  Pieter J. van Tulder
                                         Title: Vice President and Manager
                                                Multinational Group



                                      PNC BANK, N.A.


                                      By: /s/ Ralph M. Bowman
                                         -----------------------------------
                                         Name:  Ralph M. Bowman
                                         Title: Vice President

                                      SOUTHERN PACIFIC BANK


                                      By: /s/ Cheryl A. Wasilewski
                                         -----------------------------------
                                         Name:  Cheryl A. Wasilewski
                                         Title: Vice President



                                      THE SUMITOMO BANK, LIMITED, NEW
                                        YORK BRANCH


                                      By: /s/ Kazuyoshi Ogawa
                                         -----------------------------------
                                         Name:  Kazuyoshi Ogawa
                                         Title: Joint General Manager



                                      SUNTRUST BANK CENTRAL FLORIDA, N.A.


                                      By: /s/ Janet P. Sammons
                                         -----------------------------------
                                         Name:  Janet P. Sammons
                                         Title: Vice President



                                      TORONTO DOMINION (TEXAS), INC.


                                      By: /s/ J.R. Lents
                                         -----------------------------------
                                         Name:  J.R. Lents
                                         Title: Vice President



                                      THE TOYO TRUST & BANKING CO., LTD.


                                      By: /s/ T. Mikumo
                                         -----------------------------------
                                         Name:  T. Mikumo
                                         Title: Vice President